The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities nor are they soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.
 Filed Pursuant to Rule 424(b)(7)
 Registration No. 333-265174
Subject to Completion, dated May 20, 2024.
PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus dated June 2, 2022)
17,500,000 Shares
BrightView Holdings, Inc.
Common Stock
The selling stockholder named in this prospectus supplement is offering 17,500,000 shares of common stock of BrightView Holdings, Inc. We will not receive any proceeds from the sale of our common stock by the selling stockholder.
Our common stock is listed on the New York Stock Exchange, or NYSE, under the symbol “BV.” On May 17, 2024, the closing sales price of our common stock as reported on the NYSE was $13.50 per share.
Investing in our common stock involves risk. See “Risk Factors” beginning on page S-4 of this prospectus supplement and in the reports we file with the Securities and Exchange Commission, or the SEC, pursuant to the Securities Exchange Act of 1934, as amended, or the Exchange Act, incorporated by reference in this prospectus supplement or the accompanying prospectus, to read about factors you should consider before buying shares of our common stock.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions	$	$
Proceeds, before expenses, to the selling stockholder(1)	$	$

(1)
See “Underwriting (Conflicts of Interest)” for additional information regarding underwriting compensation.

The underwriters expect to deliver the shares against payment in New York, New York on or about           , 2024.
KKRCraig-HallumCJS Securities Morgan Stanley Loop Capital Markets
Prospectus Supplement dated             , 2024.

Prospectus Supplement
Prospectus

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You should rely only on the information contained, or incorporated by reference, in this prospectus supplement and the accompanying prospectus or in any free writing prospectus that we authorize to be delivered to you. We, the selling stockholder and the underwriters have not authorized anyone to provide any information or to make any representations other than those contained, or incorporated by reference, in this prospectus supplement and the accompanying prospectus or in any free writing prospectus we have prepared. We, the selling stockholder and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide you. The selling stockholder and the underwriters are offering to sell, and seeking offers to buy, these securities only in jurisdictions where offers and sales are permitted. You should assume that the information contained, or incorporated by reference, in this prospectus supplement and the accompanying prospectus or any free writing prospectus prepared by us or on our behalf is accurate only as of their respective dates or on the date or dates which are specified in such documents, and that any information in documents that we have incorporated by reference is accurate only as of the date of such document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since that date.
For investors outside the United States: The selling stockholder and the underwriters are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. None of us, the selling stockholder or the underwriters has done anything that would permit this offering or possession or distribution of this prospectus supplement and the accompanying prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States.

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ABOUT THIS PROSPECTUS SUPPLEMENT
This document has two parts, a prospectus supplement and an accompanying prospectus dated June 2, 2022. This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC, utilizing the SEC’s “shelf” registration process. The prospectus supplement, which describes certain matters relating to us and the specific terms of this offering of shares of our common stock, adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. Generally, when we refer to this document, we are referring to both parts of this document combined. Both this prospectus supplement and the accompanying prospectus include important information about us, our common stock and other information you should know before investing in our common stock. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus, you should rely on the information contained in this prospectus supplement. If the information contained in this prospectus supplement differs or varies from the information contained in a document we have incorporated by reference, you should rely on the information in the more recent document.
Before you invest in our common stock, you should read the registration statement of which this document forms a part and this document, including the documents incorporated by reference herein that are described under the heading “Incorporation by Reference.”
The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Neither the selling stockholder nor the underwriters is making an offer of the common stock in any jurisdiction where the offer is not permitted. Persons who come into possession of this prospectus supplement and the accompanying prospectus should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.
You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding the purchase of the common stock. None of us, the selling stockholder or the underwriters is making any representation to you regarding the legality of an investment in the common stock by you under applicable investment or similar laws.
MARKET, RANKING AND OTHER INDUSTRY DATA
The data included and incorporated by reference in this prospectus supplement regarding markets, ranking and other industry information are based on reports of government agencies or published industry sources, and our own internal estimates are based on our management’s knowledge and experience in the markets in which we operate. Data regarding the industry in which we compete and our market position and market share within this industry are inherently imprecise and are subject to significant business, economic and competitive uncertainties beyond our control, but we believe they generally indicate size, position and market share within this industry. Our own estimates are based on information obtained from our customers, suppliers, trade and business organizations and other contacts in the markets we operate. We are responsible for all of the disclosure contained or incorporated by reference in this prospectus supplement, and we believe these estimates to be accurate as of the date of this prospectus supplement or such other date stated in this prospectus supplement or such date as of the document incorporated herein. However, this information may prove to be inaccurate because of the method by which we obtained some of the data for the estimates or because this information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties. While we believe that each of the publications used or incorporated by reference in this prospectus supplement are prepared by reputable sources, neither we nor the underwriters have independently verified market and industry data from third-party sources. While we believe our internal company research and estimates are reliable, such research and estimates have not been verified by any independent source. In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those

S-iii

described in “Risk Factors” in our Annual Report on Form 10-K for the year ended September 30, 2023, filed with the SEC on November 16, 2023, or our Annual Report, which is incorporated by reference into this prospectus supplement. These and other factors could cause our future performance to differ materially from our assumptions and estimates. See “Special Note Regarding Forward-Looking Statements.” As a result, you should be aware that market, ranking, and other similar industry data included or incorporated by reference in this prospectus supplement, and estimates and beliefs based on that data may not be reliable. Neither we nor the underwriters can guarantee the accuracy or completeness of any such information contained or incorporated by reference in this prospectus supplement.
TRADEMARKS, SERVICE MARKS AND TRADENAMES
We own a number of registered and common law trademarks and pending applications for trademark registrations in the United States, primarily through our subsidiaries, including: BrightView, Brickman and ValleyCrest. Solely for convenience, the trademarks, service marks and tradenames referred to in this prospectus are presented without the ®, SM and TM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, service marks and tradenames. All trademarks, service marks and tradenames appearing in this prospectus are the property of their respective owners.
BASIS OF PRESENTATION
Unless otherwise indicated or the context otherwise requires, financial data in this prospectus reflects the business and operations of BrightView Holdings, Inc. and its consolidated subsidiaries. Unless the context otherwise requires, all references herein to “BrightView,” the “company,” “we,” “our” or “us” refer to BrightView Holdings, Inc. and its consolidated subsidiaries. BrightView Holdings, Inc. conducts substantially all of its activities through its direct, wholly-owned subsidiary, BrightView Landscapes, LLC, or BrightView Landscapes, and its subsidiaries.
Amounts included, or incorporated by reference, in this prospectus are presented in U.S. dollars rounded to the nearest million, unless otherwise noted. Certain amounts presented in tables are subject to rounding adjustments and, as a result, the totals in such tables may not sum. The accounting policies set out in the audited consolidated financial statements incorporated by reference in this prospectus have been consistently applied to all periods presented.
NON-GAAP FINANCIAL MEASURES
This prospectus supplement contains, or incorporates by reference, “non-GAAP financial measures” that are financial measures that either exclude or include amounts that are not excluded or included in the most directly comparable measures calculated and presented in accordance with accounting principles generally accepted in the United States, or GAAP. Specifically, we make use of the following non-GAAP financial measures: Adjusted EBITDA, Adjusted Net Income, Adjusted Earnings per Share (or Adjusted EPS), Adjusted Weighted Average Number of Common Shares Outstanding and Free Cash Flow.
Adjusted EBITDA, Adjusted Net Income, Adjusted EPS, Adjusted Weighted Average Number of Common Shares Outstanding and Free Cash Flow have been presented as supplemental financial measures that are not required by, or presented in accordance with GAAP, because we believe they assist investors and analysts in comparing our results across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. Management regularly uses these measures as tools in evaluating our operating performance, financial performance and liquidity, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure and capital investments. Management uses Adjusted EBITDA, Adjusted Net Income, Adjusted EPS, Adjusted Weighted Average Number of Common Shares Outstanding and Free Cash Flow to supplement comparable GAAP measures in the evaluation of the effectiveness of our business strategies, to make budgeting decisions, to establish discretionary annual incentive compensation and to compare our performance against that of other peer companies using similar measures. In addition, we believe that Adjusted EBITDA, Adjusted Net Income, Adjusted EPS, Adjusted Weighted Average Number of Common Shares Outstanding and Free Cash Flow are frequently used by investors and other interested parties in the evaluation of issuers, many of which also present Adjusted EBITDA, Adjusted Net Income, Adjusted

S-iv

EPS, Adjusted Weighted Average Number of Common Shares Outstanding and Free Cash Flow when reporting their results in an effort to facilitate an understanding of their operating and financial results and liquidity. Management supplements GAAP results with non-GAAP financial measures to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone.
Adjusted EBITDA, Adjusted Net Income and Adjusted EPS are provided in addition to, and should not be considered as alternatives to, net (loss) income or any other performance measure derived in accordance with GAAP. Adjusted Weighted Average Number of Common Shares Outstanding is provided in addition to, and should not be considered as an alternative to, weighted average number of common shares outstanding — basic or any other performance measure derived in accordance with GAAP. Free Cash Flow is provided in addition to, and should not be considered as an alternative to, cash flow from operating activities or any other measure derived in accordance with GAAP as a measure of our liquidity. Adjusted EBITDA, Adjusted Net Income, Adjusted EPS, Adjusted Weighted Average Number of Common Shares Outstanding and Free Cash Flow have limitations as analytical tools, and you should not consider such measures either in isolation or as substitutes for analyzing our results as reported under GAAP. In addition, because not all companies use identical calculations, the presentations of these measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company. Additionally, these measures are not intended to be a measure of free cash flow available for management’s discretionary use as they do not consider certain cash requirements such as interest payments, tax payments and debt service requirements.
For a discussion of the use of these measures and a reconciliation of the most directly comparable GAAP measures, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Non-GAAP Financial Measures” in our Annual Report and Quarterly Reports, which are incorporated by reference in this prospectus supplement.

S-v

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before making your investment decision. Before you decide to invest in shares of our common stock, you should carefully read this entire prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein, including any free writing prospectus prepared by us or on our behalf, including the sections entitled “Special Note Regarding Forward-Looking Statements” and “Risk Factors” included in this prospectus supplement and the accompanying prospectus, the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the audited consolidated financial statements and related notes thereto in our Annual Report, and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the unaudited condensed consolidated financial statements and related notes thereto in our Quarterly Reports on Form 10-Q for the quarters ended December 31, 2023 and March 31, 2024, or our Quarterly Reports, each of which is incorporated by reference in this prospectus supplement and the accompanying prospectus.
Our Company
We are the largest provider of commercial landscaping services in the United States, with revenues approximately 5 times those of our next largest commercial landscaping competitor. We provide commercial landscaping services, ranging from landscape maintenance and enhancements to tree care and landscape development. We operate through a differentiated and integrated national service model which systematically delivers services at the local level by combining our network of over 280 branches with a qualified service partner network. Our branch delivery model underpins our position as a single-source end-to-end landscaping solution provider to our diverse customer base at the national, regional and local levels, which we believe represents a significant competitive advantage. We believe our commercial customer base understands the financial and reputational risk associated with inadequate landscape maintenance and considers our services to be essential and non-discretionary.
We operate through two segments: Maintenance Services and Development Services. Our maintenance services are primarily self-performed through our national branch network and are route-based in nature. Our development services are comprised of sophisticated design, coordination and installation of landscapes at some of the most recognizable corporate, athletic and university complexes and showcase highly visible work that is paramount to our customers’ perception of our brand as a market leader.
Through its predecessors, BrightView commenced operations in 1939 and has grown organically and through acquisitions. BrightView Holdings, Inc. was incorporated in Delaware on November 7, 2013 as Garden Acquisition Holdings, Inc. In 2013, KKR BrightView Aggregator L.P. acquired our predecessor business, Brickman Holding Group, Inc., and in 2014 we acquired ValleyCrest Holding Co. and changed our name to BrightView. Our principal executive offices are located at 980 Jolly Road, Blue Bell, Pennsylvania 19422, and our telephone number is (484) 567-7204. Our website is www.brightview.com. The information on or otherwise accessible through our website does not constitute a part of this prospectus supplement.

The Offering
Common stock offered by the selling stockholder
17,500,000 shares.
Common stock outstanding
94,500,000 shares (as of March 31, 2024).
Use of proceeds
We will not receive any proceeds from the sale of shares being sold in this offering. The selling stockholder will receive all of the net proceeds and bear all commissions and discounts, if any, from the sale of our common stock pursuant to this prospectus supplement. See “Use of Proceeds” and “Selling Stockholder.”
Conflicts of Interest
The selling stockholder beneficially owns in excess of 10% of our issued and outstanding common stock. Because KKR Capital Markets LLC, an affiliate of the selling stockholder, is an underwriter in this offering, KKR Capital Markets LLC is deemed to have a “conflict of interest” under Rule 5121 of the Financial Industry Regulatory Authority, Inc., or FINRA. Accordingly, this offering is being made in compliance with the requirements of Rule 5121. Pursuant to that rule, the appointment of a “qualified independent underwriter” is not required in connection with this offering as a “bona fide public market” as defined in Rule 5121, exists for our common stock. See “Selling Stockholders” and “Underwriting (Conflicts of Interest).”
Risk factors
You should carefully read and consider the information set forth under “Risk Factors” herein, in the accompanying prospectus and in the documents incorporated by reference herein, including our Annual Report, before deciding to invest in our common stock.
Dividend policy
We do not currently anticipate paying any dividends on our common stock following this offering and currently expect to retain all future earnings for use in the operation and expansion of our business. Any decision to declare and pay dividends in the future will be made at the sole discretion of our Board of Directors and will depend on various factors. See “Dividend Policy.”
NYSE ticker symbol
“BV”
The number of shares of our common stock to be outstanding after this offering is based on 94,500,000 shares of our common stock outstanding as of March 31, 2024, including 138,000 shares of restricted stock outstanding, and does not reflect:
•
54,241,750 shares of common stock issuable upon conversion of shares of our Series A Convertible Preferred Stock (the “Series A Preferred Stock”) outstanding as of March 31, 2024;

•
3,922,000 shares of common stock issuable upon the exercise of stock options outstanding as of March 31, 2024, (1) of which 3,300,000 were then vested and exercisable and (2) of the remaining unvested options, 216,000 of which were time-based options and 376,000 of which were performance-based options;

•
3,854,000 restricted stock units outstanding as of March 31, 2024;

•
1,244,000 performance stock units outstanding as of March 31, 2024;

•
11,575,000 shares of common stock available for issuance under our Amended and Restated 2018 Omnibus Incentive Plan;

•
1,344,000 shares of common stock available for issuance under our Employee Stock Purchase Plan; and

•
537,000 shares of common stock available for issuance under our 2023 Employment Inducement Incentive Award Plan.

RISK FACTORS
An investment in our common stock involves risk. You should carefully consider the following risks, as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the risks and uncertainties discussed under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited consolidated financial statements and related notes thereto in our Annual Report, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our unaudited consolidated financial statements and related notes thereto in our Quarterly Reports, each of which is incorporated by reference in this prospectus supplement and the accompanying prospectus, before investing in our common stock. Any of the following risks could materially and adversely affect our business, financial condition, or results of operations. The selected risks described below or incorporated by reference in this prospectus supplement and the accompanying prospectus, however, are not the only risks facing us. Additional risks and uncertainties not currently known to us or those we currently view to be immaterial may also materially and adversely affect our business, financial condition, or results of operations. In such a case, the trading price of our common stock could decline and you may lose all or part of your investment.
Risks Related to this Offering and Ownership of Our Common Stock
Future sales, or the perception of future sales, of equity securities by us or our affiliates, could cause the market price for our common stock to decline.
Our employees, directors, officers and affiliates, including KKR BrightView Aggregator L.P. (“KKR”) and Birch-OR Equity Holdings, LLC and Birch Equity Holdings, LP (together, “One Rock” and, collectively with KKR, the “Affiliated Investors”), hold substantial amounts of shares of our common stock and all of our outstanding Series A Preferred Stock, which is convertible into shares of our common stock. As of March 31, 2024, these stockholders held approximately 52,279,389 shares of our common stock and 500,000 shares of our Series A Preferred Stock, which represents, in the aggregate, approximately 71.6% of the combined voting power of our outstanding shares of preferred stock and common stock. Sales of a substantial number of shares of our common stock in the public market by these stockholders, or the perception that such sales could occur, could substantially decrease the market price of our common stock. Conversion of a substantial number of shares of the Series A Preferred Stock into shares of our common stock, or the perception that such conversion could occur, could also decrease the market price of our common stock. We, our directors and executive officers and the selling stockholder will agree, for 30 days after the date of this prospectus supplement (in the case of our directors and officers) or for 90 days after the date of this prospectus supplement (in the case of us and the selling stockholder), without first obtaining the written consent of Loop Capital Markets LLC, not to directly or indirectly, subject to certain exceptions. See “Underwriting (Conflicts of Interest)” for a description of these agreements. Upon the expiration of the lock-up agreements described above, all of such shares will be eligible for resale in a public market pursuant to Rule 144, subject to our compliance with the public information requirement and, in the case of shares held by our affiliates, to volume, manner of sale and other limitations under Rule 144.
Other than the restrictions described above and restrictions on trading that arise under securities laws (or pursuant to our securities trading policy that is intended to facilitate compliance with securities laws), including the prohibition on trading in securities by or on behalf of a person who is aware of nonpublic material information, we have no restrictions on the right of our employees, directors and officers, and their affiliates, to sell their unrestricted shares of common stock.
These factors could also make it more difficult for us to raise additional funds through future offerings of our shares of common stock or other securities. In the future, we may also issue equity securities in connection with investments or acquisitions. The number of shares of our common stock issued in connection with an investment or acquisition could constitute a material portion of our then-outstanding shares of our common stock. Any issuance of additional securities in connection with investments or acquisitions may result in additional dilution to you.
KKR and One Rock have the ability to exert significant influence over us and their interests may conflict with ours or yours in the future.
As of March 31, 2024, the Affiliated Investors beneficially owned approximately 71.6% of the combined voting power of our outstanding shares of preferred stock and common stock. As a result, the Affiliated

Investors have the ability to influence the election of our directors and the outcome of other corporate actions requiring shareholder approval, such as: (i) a merger or a sale of our company, (ii) a sale of all or substantially all of our assets, and (iii) amendments to our articles of incorporation and bylaws. Additionally, four members of our Board of Directors are affiliated with certain of the Affiliated Investors and so the Affiliated Investors also have significant control over our business, policies and affairs by their affiliates serving as directors of our company. This concentration of voting power and control could have a significant effect in delaying, deferring or preventing an action that might otherwise be beneficial to our other shareholders, including a change in control of the company, or that could be disadvantageous to our shareholders with interests different from our Affiliated Investors. In addition, the significant concentration of stock ownership may adversely affect the market value of the company’s common stock due to investors’ perception that conflicts of interest may exist or arise.
The Affiliated Investors and their respective affiliates are in the business of making investments in companies and may from time to time acquire and hold interests in businesses that compete directly or indirectly with us. Our amended and restated certificate of incorporation provides that none of KKR, any of its affiliates or any director who is not employed by us (including any non-employee director who serves as one of our officers in both his director and officer capacities) or his or her affiliates will have any duty to refrain from engaging, directly or indirectly, in the same business activities or similar business activities or lines of business in which we operate. KKR or One Rock and their respective affiliates also may pursue acquisition opportunities that may be complementary to our business and, as a result, those acquisition opportunities may not be available to us.
Anti-takeover provisions in our organizational documents could delay or prevent a change of control.
Certain provisions of our certificate of incorporation and bylaws may have an anti-takeover effect and may delay, defer or prevent a merger, acquisition, tender offer, takeover attempt, or other change of control transaction that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by our stockholders.
These provisions provide for, among other things, our Board of Directors to issue one or more series of preferred stock; advance notice requirements for nominations of directors by stockholders and for stockholders to include matters to be considered at our annual meetings; certain limitations on convening special stockholder meetings; the removal of directors only upon the affirmative vote of the holders of at least 66 2∕3% of the shares of common stock entitled to vote generally in the election of directors if KKR and its affiliates cease to beneficially own at least 40% of shares of common stock entitled to vote generally in the election of directors. In addition, certain provisions of our certificate of incorporation and bylaws may be amended only by the affirmative vote of at least 66 2∕3% of shares of common stock entitled to vote generally in the election of directors if KKR and its affiliates cease to beneficially own at least 40% of shares of common stock entitled to vote generally in the election of directors. These anti-takeover provisions could make it more difficult for a third party to acquire us, even if the third party’s offer may be considered beneficial by many of our stockholders. As a result, our stockholders may be limited in their ability to obtain a premium for their shares.
Our Board of Directors is authorized to issue and designate shares of our preferred stock in additional series without stockholder approval.
Our certificate of incorporation authorizes our Board of Directors, without the approval of our stockholders, to issue 50,000,000 shares of our preferred stock, subject to limitations prescribed by applicable law, rules and regulations and the provisions of our certificate of incorporation, as shares of preferred stock in series, to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof. The powers, preferences and rights of these additional series of preferred stock may be senior to or on parity with our common stock, which may reduce its value.
On August 28, 2023, we issued 500,000 shares of Series A Preferred Stock to One Rock for an aggregate purchase price of $500 million. The holders of Series A Preferred Stock may have different interests from the holders of our common stock and could vote their shares in a manner deemed adverse to the holders of our common stock. Future issuances of preferred stock or the future designation of additional series of preferred stock could also adversely affect holders of our common stock.
Holders of the Series A Preferred Stock have certain voting and other rights that may adversely affect holders of our common stock, and the holders of the Series A Preferred Stock may have different interests from and vote their shares in a manner deemed adverse to, holders of our common stock.
The holders of Series A Preferred Stock vote on an “as-converted” basis with the holders of our common stock on all matters brought before the holders of our common stock. Holders of the Series A Preferred Stock will also be entitled to a separate class vote with respect to, among other things, the election of directors that the holders of the Series A Preferred Stock are entitled to designate under the Certificate of Designations of the Series A Preferred Stock, amendments to the company’s organizational documents that have an adverse effect on the Series A Preferred Stock, authorizations or issuances by the company of securities that are senior to, or equal in priority with, the Series A Preferred Stock, increases or decreases in the number of authorized shares of Series A Preferred Stock, certain mergers or consolidations of the company and certain restricted acquisitions. As a result, the holders of Series A Preferred Stock may vote in a manner that is deemed adverse to holders of our common stock.
The dividend and liquidation rights of the Series A Preferred Stock may adversely affect our financial position and the rights of the holders of our common stock.
The shares of Series A Preferred Stock are entitled to a dividend at a rate of 7.0% per annum, compounding quarterly, paid in kind or paid in cash, at the company’s election. Payment of dividends in cash may adversely affect our financial position while payment of dividends in kind may cause incremental dilution to holders of our common stock. In addition, these dividend obligations, as well as the rights of the Series A Preferred Stock on liquidation, are senior to the rights of our common stock, which could negatively affect the value of our common stock and impair our ability to raise additional capital. At any time following the fourth (4th) anniversary of the issuance of the Series A Preferred Stock, the company may redeem some or all of the Series A Preferred Stock which may require us to make a significant cash payment. Our Series A Preferred Stock, if not converted into common stock, will also be senior to our common stock in distribution and liquidation if such shares are not converted into common stock, which could negatively affect the value of our common stock and impair our ability to raise additional capital.
Our certificate of incorporation provides, subject to limited exceptions, that the Court of Chancery of the State of Delaware and the federal district courts of the United States of America will be the sole and exclusive forums for certain stockholder litigation matters, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, employees or stockholders.
Our certificate of incorporation provides, subject to limited exceptions, that unless we consent to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for any (i) derivative action or proceeding brought on behalf of our company, (ii) action asserting a claim of breach of a fiduciary duty owed by any director, officer, or other employee or stockholder of our company to the company or our stockholders, creditors or other constituents, (iii) action asserting a claim against the company or any director or officer of the company arising pursuant to any provision of the Delaware General Corporation Law, or the DGCL, or our amended and restated certificate of incorporation or our amended and restated bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, or (iv) action asserting a claim against the company or any director or officer of the company governed by the internal affairs doctrine.
Our certificate of incorporation further provides that, to the fullest extent permitted by law, the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the United States federal securities laws. While the Delaware Supreme Court has upheld the validity of similar provisions under the DGCL, there is uncertainty as to whether a court in another state would enforce such a forum selection provision. Our exclusive forum provision does not relieve us of our duties to comply with the federal securities laws and the rules and regulations thereunder, and our stockholders will not be deemed to have waived our compliance with these laws, rules and regulations.

Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and consented to the forum provisions in our certificate of incorporation. These choice of forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our directors, officers, other employees or stockholders which may discourage lawsuits with respect to such claims. It is possible that these exclusive forum provisions may be challenged in court and may be deemed unenforceable in whole or in part. If a court were to find the choice of forum provisions contained in our certificate of incorporation to be inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, operating results and financial condition.
Our stock price may change significantly, and you may not be able to resell shares of our common stock at or above the price you paid or at all, and you could lose all or part of your investment as a result.
Our common stock has traded on the New York Stock Exchange, under the symbol “BV,” since June 2018. Since then, our common stock has been relatively thinly traded and at times been subject to price volatility. You may not be able to resell your shares at or above your purchase price due to various factors, including those described in this Risk Factors section. Some factors that may impact our stock price include: results of operations that vary from the expectations of securities analysts and investors or from those of our competitors; changes in expectations as to our future financial performance, including estimates and investment recommendations by securities analysts and investors; changes in market valuations, stock prices, or earnings and other announcements by peer companies or companies in the service sector; announcements by us, our competitors, and our suppliers related to significant contracts, acquisitions, joint ventures, other strategic relationships or capital commitments; investor perceptions of or the investment opportunity associated with our common stock relative to other investment alternatives; the public’s response to press releases, SEC filings or other public announcements by us or third parties, including our filings with the SEC; guidance, if any, that we provide to the public, and any changes in or our failure to meet this guidance; and the development and sustainability of an active trading market for our stock.
Furthermore, the stock market may experience extreme volatility that, in some cases, may be unrelated or disproportionate to the operating performance of particular companies. These broad market and industry fluctuations may adversely affect the market price of our common stock, regardless of our actual operating performance. In addition, fluctuations in our stock price and limited trading volume may make our stock attractive to momentum, hedge or day-trading investors who often shift funds into and out of stock rapidly, exacerbating price fluctuations in either direction. These fluctuations may adversely affect the trading price or liquidity of our common stock.
In the past, following periods of market volatility, or following periods or events unrelated to market volatility, stockholders have instituted securities class action litigation. If we were to become involved in securities litigation, it could have a substantial cost and divert resources and the attention of executive management from our business regardless of the merits or outcome of such litigation.
If securities analysts do not publish research or reports about our business or if they downgrade our stock or our sector, our stock price and trading volume could decline.
The trading market for our common stock will rely in part on the research and reports that industry or financial analysts publish about us or our industry. We do not control these analysts. Furthermore, if one or more of the analysts who do cover us downgrade our stock or our industry, or the stock of any of our competitors, or publish inaccurate or unfavorable research about our business, the price of our stock could decline. If one or more of these analysts stop covering us or fail to publish reports on us regularly, we could lose visibility in the market, which in turn could cause our stock price or trading volume to decline.
Maintaining the requirements of being a public company may strain our resources, divert management’s attention and affect our ability to attract and retain qualified Board members.
As a public company, we incur significant legal, regulatory, finance, accounting, investor relations and other expenses that we did not incur as a private company, including costs associated with public company reporting requirements. We are also required to comply with, and incur costs associated with such compliance with, the Sarbanes-Oxley Act of 2002 and the Dodd-Frank Wall Street Reform and Consumer Protection Act, as well as rules and regulations implemented by the SEC and the NYSE. These rules and regulations have increased our legal and financial compliance costs and made some activities more time-consuming and costly. Our management devotes a substantial amount of time to ensure that we comply with all of these requirements, diverting the attention of management away from revenue-producing activities. These laws and regulations also could make it more difficult or costly for us to obtain certain types of insurance, including director and officer liability insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. These laws and regulations could also make it more difficult for us to attract and retain qualified persons to serve on our Board of Directors, our board committees or as our executive officers. Furthermore, if we are unable to satisfy our obligations as a public company, we could be subject to delisting of our common stock, fines, sanctions and other regulatory action and potentially civil litigation.
Failure to comply with requirements to maintain effective internal controls could have a material adverse effect on our business and stock price.
As a public company, we have significant requirements for financial reporting and internal controls. The process of maintaining effective internal controls is a continuous effort that requires us to anticipate and react to changes in our business and the economic and regulatory environments and to expend significant resources to maintain a system of internal controls that is adequate to satisfy our reporting obligations as a public company. If we are unable to maintain appropriate internal financial reporting controls and procedures, it could cause us to fail to meet our reporting obligations on a timely basis, result in material misstatements in our consolidated financial statements and harm our results of operations. In addition, we are required, pursuant to Section 404, to furnish annually a report by management on, among other things, the effectiveness of our internal control over financial reporting. This assessment includes disclosure of any material weaknesses identified by our management in our internal control over financial reporting. The rules governing the standards that must be met for our management to assess our internal control over financial reporting are complex and require significant documentation, testing and possible remediation. Testing and maintaining internal controls may divert our management’s attention from other matters that are important to our business. Our independent registered public accounting firm is also required to issue an attestation report on effectiveness of our internal controls in each annual report on Form 10-K.
In the future, if we identify a control deficiency that rises to the level of a material weakness in our internal controls over financial reporting, this material weakness may adversely affect our ability to record, process, summarize and report financial information timely and accurately. Any material weaknesses could result in a material misstatement of our annual or quarterly consolidated financial statements or disclosures that may not be prevented or detected. In addition, we may encounter problems or delays in completing the remediation of any deficiencies identified by our independent registered public accounting firm in connection with the issuance of their attestation report.
We may not be able to conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404 or our independent registered public accounting firm may not issue an unqualified opinion. If either we are unable to conclude that we have effective internal control over financial reporting or our independent registered public accounting firm is unable to provide us with an unqualified report, investors could lose confidence in our reported financial information, which could have a material adverse effect on the trading price of our common stock.
We are a holding company with no operations of our own and, as such, we depend on our subsidiaries for cash to fund all of our operations and expenses, including future dividend payments, if any.
Our operations are conducted entirely through our subsidiaries and our ability to generate cash to meet our debt service obligations or to make future dividend payments, if any, is highly dependent on the earnings and the receipt of funds from our subsidiaries via dividends or intercompany loans.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement and the accompanying prospectus and the documents we incorporate by reference herein and therein contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act, which are subject to the “safe harbor” created by those sections. All statements, other than statements of historical facts included in, or incorporated by reference in, this prospectus, including statements concerning our plans, objectives, goals, beliefs, business strategies, future events, business conditions, results of operations, financial position, business outlook, business trends and other information, may be forward-looking statements.
Words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “estimates,” or “anticipates,” and variations of such words or similar expressions are intended to identify forward-looking statements. The forward-looking statements are not historical facts, or guarantees of future performance and are based upon our current expectations, beliefs, estimates and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond our control. Our expectations, beliefs, and projections are expressed in good faith, and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs and projections will result or be achieved and actual results may vary materially from what is expressed in or indicated by the forward-looking statements.
There are a number of risks, uncertainties and other important factors, many of which are beyond our control, that could cause our actual results to differ materially from the forward-looking statements contained in, or incorporated by reference in, this prospectus. Such risks, uncertainties and other important factors that could cause actual results to differ include, among others, the risks, uncertainties and factors set forth under the headings “Business”, “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in our Annual Report, which is incorporated by reference herein. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. Some of the key factors that could cause actual results to differ from our expectations include those described below under “Summary of Risk Factors.”
We caution you that the risks, uncertainties, and other factors referenced herein may not contain all of the risks, uncertainties and other factors that are important to you. In addition, we cannot assure you that we will realize the results, benefits, or developments that we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our business in the way expected. We undertake no obligation to publicly update or revise any forward-looking statements to reflect subsequent events or circumstances, any change in assumptions, beliefs or expectations or any change in circumstances upon which any such forward-looking statements are based, except as required by law.
Summary of Risk Factors
The following is a summary of the principal risks that could materially adversely affect our business, financial condition, results of operations and cash flows. You should read this summary together with the more detailed description of each risk contained in this prospectus supplement or in our Annual Report, which is incorporated by reference herein, as applicable.
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Our business is affected by general business, financial market and economic conditions.

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Increases in raw material costs, fuel prices, wages and other operating costs, and changes in our ability to source adequate supplies and materials in a timely manner, have adversely impacted our business.

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Our industry and the markets in which we operate are highly competitive and increased competitive pressures could reduce our share of the markets we serve.

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Our business success depends on our ability to preserve long-term customer relationships.

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We may be adversely affected if customers reduce their outsourcing.

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Due to our operation across the United States, our operations may be materially adversely affected by inconsistent practices.

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We may not successfully implement our business strategies, including achieving our growth objectives.

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Future acquisitions or other strategic transactions could negatively impact our business.

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Seasonality affects the demand for our services and our results of operations and cash flows.

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Our operations are impacted by weather conditions and climate change.

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If we are unable to accurately estimate the overall risks, requirements or costs when we bid on or negotiate contracts that are awarded to us, we may achieve lower than anticipated profits.

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Our landscape development services have been, and may be, adversely impacted by fluctuations or declines in the new commercial construction sector, as well as in spending on repair and upgrade activities.

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Our results of operations for our snow removal services depend primarily on the level, timing and location of snowfall.

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Our success depends on our ability to retain or hire our executive management and other key personnel, and particularly reflecting competition for talent in light of non-compete rulemaking and legislation.

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Our future success depends on our ability to attract, retain and maintain positive relations with workers.

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Our business could be adversely affected by improper verification of employment eligibility.

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Our use of subcontractors to perform work under certain customer contracts exposes us to liability and financial risk.

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A significant portion of our assets consists of goodwill and other intangible assets, the value of which may be reduced if we determine that these assets are impaired.

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If we fail to comply with legal or regulatory requirements, we could become subject to lawsuits, investigations and other restrictions on our operations.

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Compliance with environmental, health and safety laws and regulations, as well as the risk of potential litigation, could result in significant costs.

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Adverse judgments or settlements resulting from proceedings relating to our business operations could materially adversely affect our business.

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Tax increases and changes in tax rules may adversely affect our financial results.

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Some of the equipment that our employees use is dangerous, and an increase in accidents resulting from the use of such equipment could negatively affect our reputation, results of operations and financial position.

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Any failure, inadequacy, interruption, security failure or breach of our information technology systems could harm our ability to effectively operate our business.

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Our failure to comply with data privacy regulations could adversely affect our business.

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We may not be able to adequately protect our intellectual property, which could harm the value of our brand and adversely affect our business.

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Our substantial indebtedness could adversely affect our financial condition.

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Our variable rate indebtedness subjects us to interest rate risk, which has caused our interest expense to increase significantly.

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We will be exposed to risks related to counterparty credit worthiness or non-performance of the derivative financial instruments we utilize.

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Our debt agreements contain restrictions that limit our flexibility in operating our business.

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We may be unable to generate sufficient cash flow to satisfy our significant debt obligations.

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We and our subsidiaries may incur substantially more debt, including off-balance sheet financing, contractual obligations and general and commercial liabilities.

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If the financial institutions that are part of the syndicate of our Revolving Credit Facility fail to extend credit under our facility or reduce the borrowing base under our Revolving Credit Facility, our liquidity and results of operations may be adversely affected.

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Future sales, or the perception of future sales, of equity securities by us or our affiliates, could cause the market price for our common stock to decline.

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KKR and One Rock have the ability to exert significant influence over us and their interests may conflict with ours or yours in the future.

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Anti-takeover provisions in our organizational documents could delay or prevent a change of control.

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Our Board of Directors is authorized to issue and designate shares of our preferred stock in additional series without stockholder approval.

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Holders of the Series A Preferred Stock have certain voting and other rights that may adversely affect holders of our common stock, and the holders of the Series A Preferred Stock may have different interests from and vote their shares in a manner deemed adverse to, holders of our common stock.

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The dividend and liquidation rights of the Series A Preferred Stock may adversely affect our financial position and the rights of the holders of our common stock.

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Our certificate of incorporation provides, subject to limited exceptions, that the Court of Chancery of the State of Delaware and the federal district courts of the United States of America will be the sole and exclusive forums for certain stockholder litigation matters.

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Natural disasters, terrorist attacks and other external events could adversely affect our business.

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Our business, financial condition and results of operations have been, and could in the future be, adversely affected by a pandemic, epidemic or other public health emergency.

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We face risks related to heightened inflation, geopolitical conflicts, recession, financial market disruptions and other economic conditions.

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Failure to meet environmental, social and governance (“ESG”) expectations or standards or achieve our ESG goals could adversely affect our business, results of operations, financial condition, or stock price.

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Our stock price may change significantly, and you may not be able to resell shares of our common stock at or above the price you paid or at all, and you could lose all or part of your investment as a result.

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If securities analysts do not publish research or reports about our business or if they downgrade our stock or our sector, our stock price and trading volume could decline.

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Maintaining the requirements of being a public company may strain our resources, divert management’s attention and affect our ability to attract and retain qualified Board members.

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Failure to comply with requirements to maintain effective internal controls could have a material adverse effect on our business and stock price.

USE OF PROCEEDS
The selling stockholder will receive all of the net proceeds from the sale of shares of our common stock offered pursuant to this prospectus supplement. We are not selling any shares of common stock under this prospectus supplement and will not receive any proceeds from the sale of shares being sold in this offering. The selling stockholder will bear the underwriting commissions and discounts, if any, attributable to their sale of our common stock, and we will bear the remaining expenses. See “Selling Stockholder.”

DIVIDEND POLICY
We do not currently anticipate paying any dividends on our common stock following this offering and currently expect to retain all future earnings for use in the operation and expansion of our business. The declaration, amount and payment of any future dividends on our common stock will be at the sole discretion of our Board of Directors, which may take into account general and economic conditions, our financial condition and results of operations, our available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax and regulatory restrictions and implications on the payment of dividends by us to our stockholders or by our subsidiaries to us, including restrictions under our credit agreement and other indebtedness we may incur, and such other factors as our Board of Directors may deem relevant. If we elect to pay such dividends in the future, we may reduce or discontinue entirely the payment of such dividends at any time.
Because a significant portion of our operations is through our subsidiaries, our ability to pay dividends depends in part on our receipt of cash dividends from our operating subsidiaries, which may further restrict our ability to pay dividends as a result of the laws of their jurisdiction of organization, agreements of our subsidiaries or covenants under any future outstanding indebtedness we or our subsidiaries incur. In addition, our ability to pay dividends is limited by covenants in our credit agreement. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources —  Description of Indebtedness” in our Annual Report and Quarterly Reports, which are incorporated by reference in this prospectus supplement, for a description of the restrictions on our ability to pay dividends.

SELLING STOCKHOLDER
The following table and accompanying footnote set forth information regarding the beneficial ownership of the selling stockholder, the number of shares of our common stock offered hereby by the selling stockholder and information with respect to shares to be beneficially owned by the selling stockholder after completion of this offering.
The number of shares and percentages of beneficial ownership provided in the table below are based on the beneficial ownership as of March 31, 2024 and are based on 94,500,000 shares of our common stock, par value $0.01 per share, outstanding as of March 31, 2024.
A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose of or to direct the disposition of the security or has the right to acquire such powers within 60 days.
To our knowledge, unless otherwise noted in the footnote to the table below, and subject to applicable community property laws, the person named in the table has sole voting and investment power with respect to its beneficially owned common stock.
	Shares Beneficially Owned Prior to the Offering		Shares to be Sold in this Offering	Shares Beneficially Owned After the Offering
Name of Beneficial Owner	Number	Percentage of Total Common Stock	Number	Number	Percentage of Total Common Stock
Selling Stockholder:
KKR BrightView Aggregator L.P.(1)	50,633,123	53.6%	17,500,000	33,133,123	35.1%

(1)
Represents shares directly owned by KKR BrightView Aggregator L.P. KKR BrightView Aggregator GP LLC, as the general partner of KKR BrightView Aggregator L.P., KKR North America Fund XI L.P., as the sole member of KKR BrightView Aggregator GP LLC, KKR Associates North America XI L.P., as the general partner of KKR North America Fund XI L.P., KKR North America XI Limited, as the general partner of KKR Associates North America XI L.P., KKR Group Partnership L.P., as the sole stockholder of KKR North America XI Limited, KKR Group Holdings Corp., as the general partner of KKR Group Partnership L.P., KKR Group Co. Inc., as the sole stockholder of KKR Group Holdings Corp., KKR & Co. Inc., as the sole stockholder of KKR Group Co Inc., KKR Management LLP, as the Series I preferred stockholder of KKR & Co. Inc., and Messrs. Henry R. Kravis and George R. Roberts, as the founding partners of KKR Management LLP, may be deemed to be the beneficial owners having shared voting and investment power with respect to the shares directly owned by KKR BrightView Aggregator L.P. The principal business address of each of the entities and persons identified in this paragraph, except Mr. Roberts, is c/o Kohlberg Kravis Roberts & Co. L.P., 30 Hudson Yards, New York, New York 10001. The principal business address for Mr. Roberts is c/o Kohlberg Kravis Roberts & Co. L.P., 2800 Sand Hill Road, Suite 200, Menlo Park, CA 94025. Mr. Raether is a member of our Board and serves as a senior advisory partner of Kohlberg Kravis Roberts & Co. L.P. Each of Messrs. Kravis, Roberts and Raether disclaims beneficial ownership of the shares held by KKR BrightView Aggregator L.P. The principal business address of Mr. Raether is c/o Kohlberg Kravis Roberts & Co. L.P., 30 Hudson Yards, New York, New York 10001.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS
The following is a summary of certain United States federal income tax consequences of the ownership and disposition of our common stock. This summary deals only with common stock that is held as a capital asset by a non-U.S. holder (as defined below).
A “non-U.S. holder” means a beneficial owner of our common stock (other than an entity or arrangement treated as a partnership for United States federal income tax purposes) that is not, for United States federal income tax purposes, any of the following:
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an individual who is a citizen or resident of the United States;

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a corporation (or any other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

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an estate the income of which is subject to United States federal income taxation regardless of its source; or

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a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income tax consequences different from those summarized below. This summary does not address all of the United States federal income tax consequences that may be relevant to you in light of your particular circumstances, nor does it address the Medicare tax on net investment income, United States federal estate and gift taxes or the effects of any state, local or non-United States tax laws. In addition, it does not represent a detailed description of the United States federal income tax consequences applicable to you if you are subject to special treatment under the United States federal income tax laws (including if you are a United States expatriate, foreign pension fund, “controlled foreign corporation,” “passive foreign investment company” or a partnership or other pass-through entity for United States federal income tax purposes). We cannot assure you that a change in law will not alter significantly the tax considerations that we describe in this summary.
If a partnership (or other entity or arrangement treated as a partnership for United States federal income tax purposes) holds our common stock, the tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner of a partnership considering an investment in our common stock, you should consult your tax advisors.
If you are considering the purchase of our common stock, you should consult your own tax advisors concerning the particular United States federal income tax consequences to you of the ownership and disposition of our common stock, as well as the consequences to you arising under other United States federal tax laws and the laws of any other taxing jurisdiction.
Dividends
In the event that we make a distribution of cash or other property (other than certain pro rata distributions of our stock) in respect of our common stock, the distribution generally will be treated as a dividend for United States federal income tax purposes to the extent it is paid from our current or accumulated earnings and profits, as determined under United States federal income tax principles. Any portion of a distribution that exceeds our current and accumulated earnings and profits generally will be treated first as a tax-free return of capital, causing a reduction in the adjusted tax basis of a non-U.S. holder’s common stock, and to the extent the amount of the distribution exceeds a non-U.S. holder’s adjusted tax basis in our common stock, the excess will be treated as gain from the disposition of our common stock (the tax treatment of which is discussed below under “— Gain on Disposition of Common Stock”).
Dividends paid to a non-U.S. holder generally will be subject to withholding of United States federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States (and, if required by an applicable income tax treaty, are attributable to a United States permanent establishment) are not subject to the withholding tax, provided certain certification and disclosure requirements are satisfied (generally, by providing the applicable withholding agent with a properly executed Internal Revenue Service (“IRS”) Form W-8ECI certifying that the dividends are effectively connected with such holder’s conduct of a trade or business in the United States and are includible in such holder’s gross income). Instead, such dividends are subject to United States federal income tax on a net income basis generally in the same manner as if the non-U.S. holder were a United States person as defined under the Code. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.
A non-U.S. holder who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required (a) to provide the applicable withholding agent with a properly executed IRS Form W-8BEN or Form W-8BEN-E (or other applicable form) certifying under penalty of perjury that such holder is not a United States person as defined under the Code and is eligible for treaty benefits or (b) if our common stock is held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable United States Treasury regulations. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities rather than corporations or individuals.
A non-U.S. holder eligible for a reduced rate of United States federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.
Gain on Disposition of Common Stock
Subject to the discussion of backup withholding below, any gain realized by a non-U.S. holder on the sale or other disposition of our common stock generally will not be subject to United States federal income tax unless:
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the gain is effectively connected with a trade or business of the non-U.S. holder within the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment of the non-U.S. holder);

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the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

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we are or have been a “United States real property holding corporation” for United States federal income tax purposes and certain other conditions are met.

A non-U.S. holder described in the first bullet point immediately above will be subject to tax on the gain derived from the sale or other disposition in the same manner as if the non-U.S. holder were a United States person as defined under the Code. In addition, if any non-U.S. holder described in the first bullet point immediately above is a foreign corporation, the gain realized by such non-U.S. holder may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. An individual non-U.S. holder described in the second bullet point immediately above will be subject to a 30% (or such lower rate as may be specified by an applicable income tax treaty) tax on the gain derived from the sale or other disposition, which gain may be offset by United States source capital losses even though the individual is not considered a resident of the United States.
Generally, a corporation is a “United States real property holding corporation” if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for United States federal income tax purposes). We believe we are not and do not anticipate becoming a “United States real property holding corporation” for United States federal income tax purposes.
Information Reporting and Backup Withholding
Distributions paid to a non-U.S. holder and the amount of any tax withheld with respect to such distributions generally will be reported to the IRS. Copies of the information returns reporting such distributions and any withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.
A non-U.S. holder will not be subject to backup withholding on distributions received if such holder certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a United States person as defined under the Code), or such holder otherwise establishes an exemption.
Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other disposition of our common stock within the United States or conducted through certain United States-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code), or such owner otherwise establishes an exemption.
Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder’s United States federal income tax liability provided the required information is timely furnished to the IRS.
Additional Withholding Requirements
Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% United States federal withholding tax may apply to any dividends paid on our common stock to (i) a “foreign financial institution” (as specifically defined in the Code and whether such foreign financial institution is the beneficial owner or an intermediary) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner which avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined in the Code and whether such non-financial foreign entity is the beneficial owner or an intermediary) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial United States beneficial owners of such entity (if any). If a dividend payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “— Dividends,” an applicable withholding agent may credit the withholding under FATCA against, and therefore reduce, such other withholding tax. While withholding under FATCA would also have applied to payments of gross proceeds from the sale or other taxable disposition of our common stock, proposed United States Treasury regulations (upon which taxpayers may rely until final regulations are issued) eliminate FATCA withholding on payments of gross proceeds entirely. You should consult your own tax advisors regarding these requirements and whether they may be relevant to your ownership and disposition of our common stock.

UNDERWRITING (CONFLICTS OF INTEREST)
KKR Capital Markets LLC, Craig-Hallum Capital Group LLC, CJS Securities, Inc., Morgan Stanley & Co. LLC and Loop Capital Markets LLC are acting as representatives of the underwriters for this offering. Subject to the terms and conditions set forth in an underwriting agreement among us, the selling stockholder and the underwriters, the selling stockholder has agreed to sell to the underwriters, and the underwriters have agreed to purchase from the selling stockholder, the number of shares of common stock set forth opposite its name below.
Underwriters	Number of Shares
KKR Capital Markets LLC
Craig-Hallum Capital Group LLC
CJS Securities, Inc.
Morgan Stanley & Co. LLC
Loop Capital Markets LLC
Total	17,500,000
Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased.
We and the selling stockholder have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.
The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
Commissions and Discounts
The underwriters have advised us and the selling stockholder that the underwriters propose initially to offer the shares to the public at the public offering price set forth on the cover page of this prospectus and to dealers at that price less a concession not in excess of $      per share. After the initial offering, the public offering price, concession or any other term of the offering may be changed.
The following table shows the initial public offering price, underwriting discounts and commissions, and proceeds before expenses to the selling stockholder.
Per Share
Public offering price	$
Underwriting discounts and commissions	$
Proceeds, before expenses, to the selling stockholder	$
The expenses of the offering, not including the underwriting discounts and commissions for which the selling stockholder is responsible, are estimated at $      million and are payable by us. We have agreed to reimburse the underwriters for certain of their expenses in an amount up to $      .
No Sales of Similar Securities
We, our directors and executive officers and the selling stockholder will agree, for 30 days after the date of this prospectus supplement (in the case of our directors and officers) or for 90 days after the date of this prospectus supplement (in the case of us and the selling stockholder), without first obtaining the written consent of Loop Capital Markets LLC, not to directly or indirectly, subject to certain exceptions:

•
offer, sell, contract to sell, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of) any shares of our capital stock or any securities convertible into, or exercisable or exchangeable for such capital stock;

•
publicly file or participate in the public filing of a registration statement with the SEC in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, and related rules and regulations, any shares of our capital stock or any securities convertible into, or exercisable or exchangeable for such capital stock; or

•
publicly announce an intention to effect any such transaction.

This agreement does not apply to any existing employee benefit plans. Loop Capital Markets LLC may, in its sole discretion and at any time or from time to time before the termination of periods specified above, release all or any portion of the securities subject to lock-up agreements.
Listing
Our common stock is listed on NYSE under the symbol “BV.”
Price Stabilization, Short Positions and Penalty Bids
Until the distribution of the shares is completed, SEC rules may limit the underwriters and selling group members from bidding for and purchasing our common stock. However, the underwriters may engage in transactions that stabilize the price of the common stock, such as bids or purchases to peg, fix or maintain that price.
In connection with the offering, the underwriters may purchase and sell our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. Stabilizing transactions consist of various bids for or purchases of shares of common stock made by the underwriters in the open market prior to the completion of the offering.
The underwriters may also impose a penalty bid.
None of us, the selling stockholder or the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, none of us, the selling stockholder or the underwriters makes any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
Electronic Distribution
In connection with the offering, the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.
Other Relationships
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financial and brokerage activities. The underwriters and its affiliates have provided, and may in the future provide, a variety of these services to the issuer and to persons and entities with relationships with the issuer, for which it received or will receive customary fees and expenses.
In addition, in the ordinary course of their business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Conflicts of Interest
The selling stockholder beneficially owns in excess of 10% of our issued and outstanding common stock. Because KKR Capital Markets LLC, an affiliate of the selling stockholder, is an underwriter in this offering, KKR Capital Markets LLC is deemed to have a “conflict of interest” under Rule 5121. Accordingly, this offering is being made in compliance with the requirements of Rule 5121. Pursuant to that rule, the appointment of a “qualified independent underwriter” is not required in connection with this offering as a “bona fide public market,” as defined in Rule 5121, exists for our common stock. KKR Capital Markets LLC will not confirm any sales to any account over which it exercises discretionary authority without the specific written approval of the account holder.
Selling Restrictions
European Economic Area and the United Kingdom
In relation to each Member State of the European Economic Area and the United Kingdom (each, a “Relevant State”), an offer to the public of our common stock may not be made in that Relevant State, except that an offer to the public in that Relevant Member State of our common stock may be made at any time under the following exemptions under the Prospectus Regulation:
a)
to any legal entity which is a qualified investor as defined in the Prospectus Regulation;

b)
to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), subject to obtaining the prior consent of the underwriters; or

c)
in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares of our common stock shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 23 of the Prospectus Regulation.
For the purposes of this provision, the expression an “offer to the public” in relation to our common stock in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and our common stock to be offered so as to enable an investor to decide to purchase our common stock, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression “Prospectus Regulation” Regulation EU 2017/1129, including any relevant implementing measure in the Relevant State.
This European Economic Area selling restriction is in addition to any other selling restrictions set out below.
United Kingdom
In the United Kingdom, this prospectus supplement is only addressed to and directed as qualified investors who are (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, or the Order; (ii) high net worth entities and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order; or (iii) persons to whom it would otherwise be lawful to distribute the prospectus supplement (all such persons together being referred to as “relevant persons”). Any investment or investment activity to which this prospectus supplement relates is available only to relevant persons and will only be engaged with relevant persons. Any person who is not a relevant person should not act or rely on this prospectus supplement or any of its contents.
Canada
The common stock may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions, and Ongoing Registrant Obligations. Any resale of the common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Hong Kong
The common stock may not be offered or sold in Hong Kong by means of any document other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) of Hong Kong and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong) (the “CO”) or which do not constitute an offer to the public within the meaning of the CO, and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares of common stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.
Singapore
This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of shares of common stock may not be circulated or distributed, nor may the shares of common stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the shares of common stock are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
(a)
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares of common stock pursuant to an offer made under Section 275 of the SFA except:

(a)
to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(b)
where no consideration is or will be given for the transfer;

(c)
where the transfer is by operation of law;

(d)
as specified in Section 276(7) of the SFA; or

(e)
as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018 of Singapore.

Singapore Securities and Futures Act Product Classification: Solely for the purposes of our obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA), that the shares of common stock are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Japan
No registration pursuant to Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended), or the FIEL, has been made or will be made with respect to the solicitation of the application for the acquisition of shares of common stock.
Accordingly, the shares of common stock have not been, directly or indirectly, offered or sold and will not be, directly or indirectly, offered or sold in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for re-offering or re-sale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan except pursuant to an exemption from the registration requirements, and otherwise in compliance with, the FIEL and the other applicable laws and regulations of Japan.
For Qualified Institutional Investors, or QII.   Please note that the solicitation for newly-issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEL) in relation to the shares of common stock constitutes either a “QII only private placement” or a “QII only secondary distribution” (each as described in Paragraph 1, Article 23-13 of the FIEL). Disclosure regarding any such solicitation, as is otherwise prescribed in Paragraph 1, Article 4 of the FIEL, has not been made in relation to the shares of common stock. The shares of common stock may only be transferred to QIIs.
For Non-QII Investors.   Please note that the solicitation for newly-issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEL) in relation to the shares of common stock constitutes either a “small number private placement” or a “small number private secondary distribution” (each as is described in Paragraph 4, Article 23-13 of the FIEL). Disclosure regarding any such solicitation, as is otherwise prescribed in Paragraph 1, Article 4 of the FIEL, has not been made in relation to the shares of common stock. The shares of common stock may only be transferred en bloc without subdivision to a single investor.
Australia
This prospectus supplement:
•
does not constitute a disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth) (the “Corporations Act”);

•
has not been, and will not be, lodged with the Australian Securities and Investments Commission (“ASIC”), as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document for the purposes of the Corporations Act; and

•
may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, available under section 708 of the Corporations Act (“Exempt Investors”).

The shares of common stock may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the shares of common stock may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any shares of common stock may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the shares of common stock, you represent and warrant to us that you are an Exempt Investor.
As any offer of shares of common stock under this document will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the shares of common stock you undertake to us that you will not, for a period of 12 months from the date of sale of the shares of common stock, offer, transfer, assign or otherwise alienate those shares of common stock to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.
Dubai
This document relates to an Exempt Offer in accordance with the Markets Law, DIFC Law No. 1 of 2012, as amended. This document is intended for distribution only to persons of a type specified in the Markets Law, DIFC Law No. 1 of 2012, as amended. It must not be delivered to, or relied on by, any other person. The Dubai Financial Services Authority (DFSA) has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this document. The securities to which this document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this document you should consult an authorized financial advisor.
In relation to its use in the DIFC, this document is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.
Switzerland
This prospectus supplement does not constitute an offer to the public or a solicitation to purchase or invest in any shares of common stock. No shares of common stock have been offered or will be offered to the public in Switzerland, except that offers of shares of common stock may be made to the public in Switzerland at any time under the following exemptions under the Swiss Financial Services Act (“FinSA”):
a)
to any person which is a professional client as defined under the FinSA; or

b)
in any other circumstances falling within Article 36 FinSA in connection with Article 44 of the Swiss Financial Services Ordinance,

provided that no such offer of shares of common stock shall require the Company or any underwriter to publish a prospectus pursuant to Article 35 FinSA. The shares of common stock have not been and will not be listed or admitted to trading on a trading venue in Switzerland.
Neither this document nor any other offering or marketing material relating to the shares of common stock constitutes a prospectus as such term is understood pursuant to the FinSA and neither this document nor any other offering or marketing material relating to the shares of common stock may be publicly distributed or otherwise made publicly available in Switzerland.
Israel
No prospectus in relation to the securities has been, or will be, issued in Israel and/or reviewed by the Israel Securities Authority. Each underwriter has represented, warranted and agreed, and each further underwriter will be required to represent, warrant and agree, that it will not offer or sell securities in the State of Israel other than private sales to Israeli persons who are investors of the type listed in the First Supplement to the Securities Law, 5728-1968 and who have confirmed to the underwriter in writing that (i) they are an investor of the type listed in the First Supplement to the Securities Law, 5728-1968, of the State of Israel, and that they are aware of the significance of their being such an investor and consent thereto, and (ii) they are purchasing the securities for their own account, for investment purposes only and with no present intention of distribution or re-sale.
Bermuda
THIS REGISTRATION STATEMENT IS NOT SUBJECT TO AND HAS NOT RECEIVED APPROVAL FROM EITHER THE BMA OR THE REGISTRAR OF COMPANIES IN BERMUDA AND NO STATEMENT TO THE CONTRARY, EXPLICIT OR IMPLICIT, IS AUTHORIZED TO BE MADE IN THIS REGARD. NO SHARES MAY BE OFFERED OR SOLD IN BERMUDA UNLESS IN COMPLIANCE WITH THE PROVISIONS OF THE INVESTMENT BUSINESS ACT 2003 OF BERMUDA (AS AMENDED). ADDITIONALLY, NON-BERMUDIAN PERSONS MAY NOT CARRY ON OR ENGAGE IN ANY TRADE OR BUSINESS IN BERMUDA UNLESS SUCH PERSONS ARE AUTHORIZED TO DO SO UNDER APPLICABLE BERMUDA LEGISLATION. ENGAGING IN THE ACTIVITY OF OFFERING OR MARKETING THE SECURITIES BEING OFFERED TO PERSONS IN BERMUDA MAY BE DEEMED TO BE CARRYING ON BUSINESS IN BERMUDA.

LEGAL MATTERS
The validity of the shares of common stock offered by this prospectus supplement will be passed upon for us by Simpson Thacher & Bartlett LLP, New York, New York. Certain legal matters in connection with the offering will be passed upon for the underwriters by Latham & Watkins LLP, New York, New York.
Certain partners of Simpson Thacher & Bartlett LLP, members of their respective families, related persons, and others have an indirect interest, through limited partnerships that are investors in funds affiliated with Kohlberg Kravis Roberts & Co. L.P., in less than 1% of our common stock.
EXPERTS
The financial statements of BrightView Holdings, Inc. as of September 30, 2023 and 2022, and for each of the three years in the period ended September 30, 2023, incorporated by reference in this Prospectus, and the effectiveness of BrightView Holdings, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the common stock offered by this prospectus supplement. This prospectus supplement and the accompanying prospectus are part of the registration statement and therefore do not contain all of the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us and our common stock, you should refer to the registration statement and its exhibits and schedules. Statements in this prospectus supplement and the accompanying prospectus about the contents of any contract, agreement or other document are not necessarily complete and in each instance that a copy of such contract, agreement or document has been filed as an exhibit to the registration statement, we refer you to the copy that we have filed as an exhibit.
We file annual, quarterly and current reports, proxy statements, and other information with the SEC pursuant to the Exchange Act. Our filings with the SEC, including the filings that are incorporated by reference to this prospectus, are available to the public on the SEC’s website at www.sec.gov. Those filings are also available to the public on, or accessible through, our website at www.brightview.com. The information contained on or accessible through our corporate website or any other website that we may maintain is not incorporated by reference herein and is not part of this prospectus or the registration statement of which this prospectus is a part. You may also inspect these reports and other information without charge at a website maintained by the SEC. The address of this site is http://www.sec.gov.
We intend to make available to our common stockholders annual reports containing consolidated financial statements audited by an independent registered public accounting firm.

INCORPORATION BY REFERENCE
The rules of the SEC allow us to incorporate information into this prospectus supplement and the accompanying prospectus by reference. This means that we are disclosing important information to you by referring to other documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, except for any information superseded by information contained directly in this prospectus supplement. We incorporate by reference the documents listed below (other than any portions thereof, which under the Exchange Act and applicable SEC rules, are not deemed “filed” under the Exchange Act):
•
our Annual Report on Form 10-K for the year ended September 30, 2023, including the portions of our proxy statement filed on January 18, 2024 incorporated by reference therein;

•
our Quarterly Reports on Form 10-Q for the quarters ended December 31, 2023 and March 31, 2024;

•
our Current Reports on Form 8-K filed on October 2, 2023, January 18, 2024, February 23, 2024, March 1, 2024 and March 5, 2024; and

•
the description of our capital stock contained in Exhibit 4.6 filed with our Annual Report on Form 10-K for the fiscal year ended September 30, 2023, including any amendment or report filed for the purpose of updating such description.

If we have incorporated by reference any statement or information in this prospectus supplement and we subsequently modify that statement or information with information contained in this prospectus supplement, the statement or information previously incorporated in this prospectus supplement is also modified or superseded in the same manner.
We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above which have been incorporated by reference in this prospectus supplement. You should direct requests for those documents to BrightView Holdings, Inc., 980 Jolly Road, Blue Bell, Pennsylvania 19422, Attention: Jonathan M. Gottsegen, Esq.; Tel: (484) 567-7204.
Exhibits to any documents incorporated by reference in this prospectus supplement will not be sent, however, unless those exhibits have been specifically referenced in this prospectus supplement.

Prospectus
BrightView Holdings, Inc.
$500,000,000
Common Stock
Preferred Stock
Depositary Shares
Debt Securities
Warrants
Subscription Rights
Purchase Contracts
Units
and
50,633,123 Shares of Common Stock Offered by Selling Stockholders
This prospectus relates to the following types of securities that may be offered for sale from time to time by us, together or separately:
•
common stock;

•
preferred stock;

•
depositary shares;

•
debt securities;

•
warrants;

•
subscription rights;

•
purchase contracts; and

•
units.

BrightView Holdings, Inc. may offer up to $500,000,000 of securities of any form referenced above.
This prospectus additionally relates to the sale of up to 50,633,123 shares of common stock that may be offered from time to time by certain of our existing stockholders.
This prospectus describes the general manner in which our securities may be offered and sold. If necessary, the specific manner in which our securities may be offered and sold will be described in a supplement to this prospectus.
Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “BV.” On May 23, 2022, the closing sale price of our common stock as reported on the NYSE was $11.94 per share.
You should carefully read this prospectus and any applicable prospectus supplement and free writing prospectus, together with any documents we incorporate by reference, before you invest in our securities.
Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” in Item 1A of our most recent Annual Report on Form 10-K and Item 1A of any subsequently filed Quarterly Reports on Form 10-Q (which documents are incorporated by reference herein), as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto before making a decision to invest in our securities. See “Where You Can Find More Information” and “Incorporation by Reference” below.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
Prospectus dated June 2, 2022.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and/or sell any of the securities described in this prospectus in one or more offerings or resales, and certain selling stockholders may, from time to time, offer and/or sell shares of our common stock in one or more offerings or resales. This prospectus provides you with a general description of the shares of our common stock that certain selling stockholders may offer and of the common stock, the preferred stock, depositary shares, debt securities, warrants, subscription rights, purchase contracts and units that we may offer. Each time we or the selling stockholders sell these securities using this prospectus, we may provide a prospectus supplement and attach it to this prospectus and may also provide you with a free writing prospectus, each of which containing more specific information about the offering and the securities being offered, including the names of any underwriters, the prices and our net proceeds from the sales of those securities. The prospectus supplement may also add, update, change or clarify information contained in or incorporated by reference into this prospectus. If there is any inconsistency between the information in this prospectus and the information in the prospectus supplement, you should rely on the information in the prospectus supplement.
The rules of the SEC allow us to incorporate by reference information into this prospectus. This means that important information is contained in other documents that are considered to be a part of this prospectus. Additionally, information that we file later with the SEC will automatically update and supersede this information. You should carefully read both this prospectus and the applicable prospectus supplement together with the additional information that is incorporated or deemed incorporated by reference in this prospectus. See “Incorporation by Reference” before making an investment in our securities described in this prospectus. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. The registration statement, including the exhibits and documents incorporated or deemed incorporated by reference in this prospectus, can be read on the SEC website.
Neither the delivery of this prospectus or any applicable prospectus supplement nor any sale made using this prospectus or any applicable prospectus supplement implies that there has been no change in our affairs or that the information in this prospectus or in any applicable prospectus supplement is correct as of any date after their respective dates. You should not assume that the information included in or incorporated by reference in this prospectus or any applicable prospectus supplement or any free writing prospectus prepared by us, is accurate as of any date other than the date(s) on the front covers of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.
We are responsible for the information contained in or incorporated by reference in this prospectus or a prospectus supplement. Neither we nor the selling stockholders have authorized anyone to give you different information, and if you are given any information that is not contained or incorporated by reference in this prospectus or a prospectus supplement, you must not rely on that information. We and the selling stockholders are not making an offer to sell securities in any jurisdiction where the offer or sale of such securities is not permitted.
Except where the context requires otherwise, the terms “company,” “we,” “us,” “our” and “BrightView” refer to BrightView Holdings, Inc., a Delaware corporation, and its subsidiaries.

ii

MARKET, RANKING AND OTHER INDUSTRY DATA
The data included and incorporated by reference in this prospectus regarding markets, ranking and other industry information are based on reports of government agencies or published industry sources, and our own internal estimates are based on our management’s knowledge and experience in the markets in which we operate. Data regarding the industry in which we compete and our market position and market share within this industry are inherently imprecise and are subject to significant business, economic and competitive uncertainties beyond our control, but we believe they generally indicate size, position and market share within this industry. Our own estimates are based on information obtained from our customers, suppliers, trade and business organizations and other contacts in the markets we operate. We are responsible for all of the disclosure contained or incorporated by reference in this prospectus, and we believe these estimates to be accurate as of the date of this prospectus or such other date stated in this prospectus or such date as of the document incorporated herein. However, this information may prove to be inaccurate because of the method by which we obtained some of the data for the estimates or because this information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties. While we believe that each of the publications used or incorporated by reference in this prospectus are prepared by reputable sources, we have not independently verified market and industry data from third-party sources. While we believe our internal company research and estimates are reliable, such research and estimates have not been verified by any independent source. In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors” in our Annual Report on Form 10-K for the year ended September 30, 2021, filed with the SEC on November 17, 2021 (the “2021 10-K”), which is incorporated by reference into this prospectus. These and other factors could cause our future performance to differ materially from our assumptions and estimates. See “Special Note Regarding Forward-Looking Statements.” As a result, you should be aware that market, ranking, and other similar industry data included or incorporated by reference in this prospectus, and estimates and beliefs based on that data may not be reliable. We cannot guarantee the accuracy or completeness of any such information contained or incorporated by reference in this prospectus.

iii

BRIGHTVIEW HOLDINGS, INC.
We are the largest provider of commercial landscaping services in the United States, with revenues approximately 7 times those of our next largest commercial landscaping competitor. We provide commercial landscaping services, ranging from landscape maintenance and enhancements to tree care and landscape development. We operate through a differentiated and integrated national service model which systematically delivers services at the local level by combining our network of over 290 branches with a qualified service partner network. Our branch delivery model underpins our position as a single-source end-to-end landscaping solution provider to our diverse customer base at the national, regional and local levels, which we believe represents a significant competitive advantage. We believe our commercial customer base understands the financial and reputational risk associated with inadequate landscape maintenance and considers our services to be essential and non-discretionary.
Through its predecessors, BrightView commenced operations in 1939 and has grown organically and through acquisitions. BrightView Holdings, Inc. was incorporated in Delaware on November 7, 2013 as Garden Acquisition Holdings, Inc. In 2013, affiliates of Kohlberg Kravis Roberts & Co. L.P., or KKR Sponsor, acquired our predecessor business, Brickman Holding Group, Inc., and in 2014 we acquired ValleyCrest Holding Co. and changed our name to BrightView. Our principal executive offices are located at 980 Jolly Road, Blue Bell, Pennsylvania 19422, and our telephone number is (484) 567-7204. Our website is www.brightview.com. The information on or otherwise accessible through our website does not constitute a part of this prospectus.

RISK FACTORS
An investment in our securities involves a high degree of risk. Certain risks relating to us and our business are described under the headings “Business” and “Risk Factors” in the 2021 10-K and which you should carefully review and consider, along with the other information contained in this prospectus or incorporated by reference herein, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), before making an investment in our securities. See “Where You Can Find More Information” and “Incorporation by Reference.” Additional risks, as well as updates or changes to the risks described in the documents incorporated by reference herein, may be included in any applicable prospectus supplement or free writing prospectus that we provide you in connection with an offering of the securities pursuant to this prospectus.
In addition, please read the section of this prospectus captioned “Special Note Regarding Forward-Looking Statements”, in which we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus. Please note that additional risks not presently known to us or that we currently deem immaterial may also impair our business and operations.
Investment in the securities offered pursuant to this prospectus involves risks and uncertainties. Our business, financial condition, results of operations or liquidity could be materially adversely affected by any of these risks. The market or trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains and incorporates by reference “forward-looking statements” within the meaning of the safe harbor provision of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act, which are subject to the “safe harbor” created by those sections. All statements, other than statements of historical facts included in, or incorporated by reference in, this prospectus, including statements concerning our plans, objectives, goals, beliefs, business strategies, future events, business conditions, results of operations, financial position, business outlook, business trends and other information, may be forward-looking statements.
Words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “estimates,” or “anticipates,” and variations of such words or similar expressions are intended to identify forward-looking statements. The forward-looking statements are not historical facts, or guarantees of future performance and are based upon our current expectations, beliefs, estimates and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond our control. Our expectations, beliefs and projections are expressed in good faith, and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs and projections will result or be achieved, and actual results may vary materially from what is expressed in or indicated by the forward-looking statements.
There are a number of risks, uncertainties and other important factors, many of which are beyond our control, that could cause our actual results to differ materially from the forward-looking statements contained in, or incorporated by reference in, this prospectus. Such risks, uncertainties and other important factors that could cause actual results to differ include, among others, the risks, uncertainties and factors set forth under the heading “Business”, “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in the 2021 10-K, which is incorporated by reference herein. New risk factors and uncertainties may emerge from time to time, and it is not possible to predict all risk factors and uncertainties. Some of the key factors that could cause actual results to differ from our expectations include risks related to:
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general business economic and financial conditions;

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the duration and extent of the novel coronavirus (COVID-19) pandemic and its resurgence, and the impact of federal, state and local governmental actions and customer behavior in response to the pandemic, including possible additional or reinstated restrictions as a result of a resurgence of the pandemic;

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competitive industry pressures;

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the failure to retain current customers, renew existing customer contracts and obtain new customer contracts;

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the failure to enter into profitable contracts, or maintaining customer contracts that are unprofitable;

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a determination by customers to reduce their outsourcing or use of preferred vendors;

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the dispersed nature of our operating structure;

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our ability to implement our business strategies and achieve our growth objectives;

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acquisition and integration risks;

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the seasonal nature of our landscape maintenance services;

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our dependence on weather conditions and the impact of severe weather and climate change on our business;

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increases in prices for raw materials and fuel;

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changes in our ability to source adequate supplies and materials in a timely manner;

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any failure to accurately estimate the overall risk, requirements, or costs when we bid on or negotiate contracts that are ultimately awarded to us;

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the conditions and periodic fluctuations of real estate markets, including residential and commercial construction;

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our ability to retain our executive management and other key personnel;

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our ability to attract and retain field and hourly employees, trained workers, and third-party contractors and seasonal workers;

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any failure to properly verify employment eligibility of our employees;

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subcontractors taking actions that harm our business;

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our recognition of future additional impairment charges;

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laws and governmental regulations, including those relating to employees, wage and hour, immigration, human health and safety and transportation;

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environmental, health and safety laws and regulations, including regulatory costs, claims and litigation related to the use of chemicals and pesticides by employees and related third-party claims;

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the distraction and impact caused by litigation, of adverse litigation judgments and settlements resulting from legal proceedings;

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increase in on-job accidents involving employees;

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any failure, inadequacy, interruption, security failure or breach of our information technology systems;

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our ability to adequately protect our intellectual property;

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restrictions imposed by our debt agreements that limit our flexibility in operating our business;

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our ability to generate sufficient cash flow to satisfy our significant debt service obligations;

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our ability to obtain additional financing to fund future working capital, capital expenditures, investments or acquisitions, or other general corporate requirements;

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increases in interest rates governing our variable rate indebtedness increasing the cost of servicing our substantial indebtedness including changes related to LIBOR reform;

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ownership of our common stock;

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occurrence of natural disasters, terrorist attacks, geopolitical events, hostilities or other external events;

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changes in generally accepted accounting principles in the United States; and

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costs and requirements imposed as a result of maintaining the requirement of being a public company.

We caution you that the risks, uncertainties and other factors referenced above may not contain all of the risks, uncertainties and other factors that are important to you. In addition, we cannot assure you that we will realize the results, benefits or developments that we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our business in the way expected. All forward-looking statements contained in, and incorporated by reference in, this prospectus apply only as of the date made and are expressly qualified in their entirety by the cautionary statements included in this prospectus. We undertake no obligation to publicly update or revise any forward-looking statements to reflect subsequent events or circumstances, any change in assumptions, beliefs or expectations or any change in circumstances upon which any such forward-looking statements are based, except as required by law.
There may be other factors that may cause our actual results to differ materially from the forward-looking statements, including factors disclosed under the section entitled “Risk Factors” in the 2021 10-K and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the 2021 10-K and the Quarterly Reports on Form 10-Q for the quarters ended December 31, 2021 and March 31, 2022. You should evaluate all forward-looking statements made in, and incorporated by reference in, this prospectus in the context of these risks and uncertainties.

USE OF PROCEEDS
Unless otherwise provided in the applicable prospectus supplement, the net proceeds from the sale of the securities offered by us pursuant to this prospectus and each prospectus supplement will be used for general corporate purposes, which may include working capital needs, repayment of indebtedness, capital expenditures, expansion of the business and acquisitions.
We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders. For more information about the selling stockholders, see “Selling Stockholders.”

SELLING STOCKHOLDERS
In addition to the securities that we may offer from time to time in one or more offerings, this prospectus relates to the resale from time to time of up to a total of 50,633,123 shares of common stock by certain of our existing stockholders. If the registration statement of which this prospectus forms a part is used by selling stockholders for the sale of any shares of common stock registered thereunder, information about such selling stockholders, their beneficial ownership in our shares of common stock and their relationship with us will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act that are incorporated by reference into such registration statement.

DESCRIPTION OF CAPITAL STOCK
The following is a summary of the terms of our common stock and preferred stock, certain provisions of the Delaware General Corporation Law, or DGCL, and provisions of our amended and restated certificate of incorporation and amended and restated bylaws, which are qualified in their entirety by reference to the DGCL, our amended and restated certificate of incorporation and our amended and restated bylaws. We have filed copies of our amended and restated certificate of incorporation and our amended and restated bylaws as exhibits to the registration statement of which this prospectus forms a part.
Our purpose is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the DGCL. Our authorized capital stock consists of 500,000,000 shares of common stock, par value $0.01 per share, and 50,000,000 shares of preferred stock, par value $0.01 per share. No shares of preferred stock are issued or outstanding. All shares of our capital stock have been issued in uncertificated form.
Common Stock
Holders of our common stock are entitled to one vote for each share held of record on all matters on which stockholders are entitled to vote generally, including the election or removal of directors, subject to certain limitations. The holders of our common stock do not have cumulative voting rights in the election of directors. Upon our liquidation, dissolution or winding up or the sale of all or substantially all of our assets and after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of our common stock will be entitled to receive our remaining assets available for distribution on a pro rata basis. Holders of our common stock do not have preemptive, subscription, redemption or conversion rights. The common stock is not subject to further calls or assessment by us. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of our common stock are fully paid and non-assessable. The rights, powers, preferences and privileges of holders of our common stock are subject to those of the holders of any shares of our preferred stock we may authorize and issue in the future.
Preferred Stock
Our amended and restated certificate of incorporation authorizes our Board of Directors to establish one or more series of preferred stock (including convertible preferred stock). Unless required by law or by the NYSE, the authorized shares of preferred stock will be available for issuance without further action by you. Our Board of Directors is able to determine, with respect to any series of preferred stock, the terms and rights of that series, including:
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the designation of the series;

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the number of shares of the series, which our Board of Directors may, except where otherwise provided in the preferred stock designation, increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares then outstanding);

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the number of shares of the series, which our Board of Directors may, except where otherwise provided in the preferred stock designation, increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares then outstanding);

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whether dividends, if any, will be cumulative or non-cumulative and the dividend rate of the series;

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the dates at which dividends, if any, will be payable;

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the redemption rights and price or prices, if any, for shares of the series;

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the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

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the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of our company;

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whether the shares of the series will be convertible into shares of any other class or series, or any other security, of our company or any other corporation, and, if so, the specification of the other class or series or other security, the conversion price or prices or rate or rates, any rate adjustments, the date or dates as of which the shares will be convertible and all other terms and conditions upon which the conversion may be made;
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restrictions on the issuance of shares of the same series or of any other class or series; and

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the voting rights, if any, of the holders of the series.

We could issue a series of preferred stock that could, depending on the terms of the series, impede or discourage an acquisition attempt or other transaction that some, or a majority, of you might believe to be in your best interests or in which you might receive a premium for your common stock over the market price of the common stock. Additionally, the issuance of preferred stock may adversely affect the holders of our common stock by restricting dividends on the common stock, diluting the voting power of the common stock or subordinating the liquidation rights of the common stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of our common stock.
Dividends
The DGCL permits a corporation to declare and pay dividends out of “surplus” or, if there is no “surplus,” out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. “Surplus” is defined as the excess of the net assets of the corporation over the amount determined to be the capital of the corporation by the board of directors. The capital of the corporation is typically calculated to be (and cannot be less than) the aggregate par value of all issued shares of capital stock. Net assets equal the fair value of the total assets minus total liabilities. The DGCL also provides that dividends may not be paid out of net profits if, after the payment of the dividend, capital is less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets.
Declaration and payment of any dividend is subject to the discretion of our Board of Directors. The time and amount of dividends is dependent upon our financial condition, operations, cash requirements and availability, debt repayment obligations, capital expenditure needs and restrictions in our debt instruments, industry trends, the provisions of Delaware law affecting the payment of dividends to stockholders and any other factors our Board of Directors may consider relevant.
Anti-Takeover Effects of Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws and Certain Provisions of Delaware Law
Our amended and restated certificate of incorporation, amended and restated bylaws and the DGCL contain provisions that are intended to enhance the likelihood of continuity and stability in the composition of our Board of Directors. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile change of control and enhance the ability of our Board of Directors to maximize stockholder value in connection with any unsolicited offer to acquire us. However, these provisions may have an anti-takeover effect and may delay, deter or prevent a merger or acquisition of our company by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider is in its best interest, including those attempts that might result in a premium over the prevailing market price for the shares of common stock held by stockholders.
Authorized but Unissued Capital Stock
Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of the NYSE, which apply so long as our common stock remains listed on the NYSE, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of common stock. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.
Our Board of Directors may issue shares of preferred stock on terms calculated to discourage, delay or prevent a change of control of our company or the removal of our management. Moreover, our authorized but unissued shares of preferred stock will be available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans.
One of the effects of the existence of unissued and unreserved common stock or preferred stock may be to enable our Board of Directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive our stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.
Business Combinations
We have opted out of Section 203 of the DGCL; however, our amended and restated certificate of incorporation contains similar provisions providing that we may not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that the stockholder became an interested stockholder, unless:
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prior to such time, our Board of Directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

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upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding certain shares; or

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at or subsequent to that time, the business combination is approved by our Board of Directors and by the affirmative vote of holders of at least 66 2∕3% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of our voting stock. For purposes of this section only, “voting stock” has the meaning given to it in Section 203 of the DGCL.
Under certain circumstances, this provision will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period. This provision may encourage companies interested in acquiring our company to negotiate in advance with our Board of Directors because the stockholder approval requirement would be avoided if our Board of Directors approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in our Board of Directors and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.
Our amended and restated certificate of incorporation provides that KKR Sponsor, or the Sponsor, and its affiliates and any of their respective direct or indirect transferees and any group as to which such persons are a party do not constitute “interested stockholders” for purposes of this provision.
Removal of Directors; Vacancies
Subject to the rights granted to the Sponsor and its affiliates under the stockholders agreement entered into in connection with our initial public offering, or the stockholders agreement, our amended and restated certificate of incorporation provides that directors may be removed with or without cause upon the affirmative vote of a majority in voting power of all outstanding shares of stock entitled to vote thereon, voting together as a single class; provided, however, at any time when the Sponsor and its affiliates beneficially own, in the aggregate, less than 40% of the voting power of all outstanding shares of stock entitled to vote generally in the election of directors, directors may be removed with or without cause, only by the affirmative vote of holders of at least 66 2/3% in voting power of all the then-outstanding shares of stock of the Company entitled to vote thereon, voting together as a single class. In addition, our amended and restated certificate of incorporation and our amended and restated bylaws provide that, subject to the rights granted to one or more series of preferred stock then outstanding or the rights granted to the Sponsor under the stockholders agreement, any vacancies on our Board of Directors will be filled only by the affirmative vote of a majority of the remaining directors, even if less than a quorum, by a sole remaining director or by the stockholders; provided, however, at any time when the Sponsor and its affiliates beneficially own, in the aggregate, less than 40% of the voting power of all outstanding shares of stock entitled to vote generally in the election of directors, any newly created directorship on the Board of Directors that results from an increase in the number of directors and any vacancy occurring on the Board of Directors may only be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director (and not by the stockholders).
No Cumulative Voting
Under Delaware law, the right to vote cumulatively does not exist unless the certificate of incorporation specifically authorizes cumulative voting. Our amended and restated certificate of incorporation does not authorize cumulative voting. Therefore, stockholders holding a majority in voting power of the shares of our stock entitled to vote generally in the election of directors will be able to elect all our directors.
Special Stockholder Meetings
Our amended and restated certificate of incorporation provides that special meetings of our stockholders may be called at any time only by or at the direction of the Board of Directors or the chairman of the Board of Directors; provided, however, that the Sponsor and its affiliates are permitted to call special meetings of our stockholders for so long as they hold, in the aggregate, at least 40% of the voting power of all outstanding shares of stock entitled to vote generally in the election of directors. Our amended and restated bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of our company.
Requirements for Advance Notification of Director Nominations and Stockholder Proposals
Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the Board of Directors or a committee of the Board of Directors. In order for any matter to be “properly brought” before a meeting, a stockholder must comply with advance notice requirements and provide us with certain information. Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of stockholders. Our amended and restated bylaws also specify requirements as to the form and content of a stockholder’s notice. These notice requirements do not apply to the Sponsor and its affiliates for as long as the stockholders agreement is in effect and/or the Sponsor and its affiliates hold, in the aggregate, at least 40% of the voting power of all outstanding shares of stock entitled to vote generally in the election of directors.
Our amended and restated bylaws allow the chairman of the meeting at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions do not apply to the Sponsor and its affiliates for as long as the stockholders agreement is in effect and/or the Sponsor and its affiliates hold, in the aggregate, at least 40% of the voting power of all outstanding shares of stock entitled to vote generally in the election of directors. These provisions may defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of our company.
Stockholder Action by Written Consent
Pursuant to Section 228 of the DGCL, any action required to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our stock entitled to vote thereon were present and voted, unless our amended and restated certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation precludes stockholder action by written consent once the Sponsor and its affiliates beneficially own, in the aggregate, less than 40% of the voting power of all outstanding shares of stock entitled to vote generally in the election of directors.
Supermajority Provisions
Our amended and restated certificate of incorporation and amended and restated bylaws provide that the Board of Directors is expressly authorized to make, alter, amend, change, add to, rescind or repeal, in whole or in part, our amended and restated bylaws without a stockholder vote in any matter not inconsistent with the laws of the State of Delaware or our amended and restated certificate of incorporation. For as long as the Sponsor and its affiliates own, in the aggregate, at least 40% of the voting power of all outstanding shares of stock entitled to vote generally in the election of directors, any amendment, alteration, change, addition, rescission or repeal of our amended and restated bylaws by our stockholders requires the affirmative vote of a majority in voting power of the outstanding shares of our stock entitled to vote thereon, voting together as a single class. At any time when the Sponsor and its affiliates beneficially own, in the aggregate, less than 40% of the voting power of all outstanding shares of stock entitled to vote generally in the election of directors, any amendment, alteration, change, addition, rescission or repeal of our amended and restated bylaws by our stockholders will require the affirmative vote of the holders of at least 66 2∕3% in voting power of all the then-outstanding shares of stock entitled to vote thereon, voting together as a single class.
The DGCL provides generally that the affirmative vote of a majority of the outstanding shares entitled to vote thereon, voting together as a single class, is required to amend a corporation’s certificate of incorporation, unless the certificate of incorporation requires a greater percentage.
Our amended and restated certificate of incorporation provides that once the Sponsor and its affiliates own less than 40% of the voting power of all outstanding shares of stock entitled to vote generally in the election of directors, the following provisions in our amended and restated certificate of incorporation may be amended, altered, repealed or rescinded only by the affirmative vote of the holders of at least 66 2∕3% in the voting power of all outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class:
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the provision requiring a 66 2∕3% supermajority vote for stockholders to amend our amended and restated bylaws;

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the provisions regarding resignation and removal of directors;

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the provisions regarding competition and corporate opportunities;

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the provisions regarding entering into business combinations with interested stockholders;

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the provisions regarding stockholder action by written consent;

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the provisions regarding calling special meetings of stockholders;

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the provisions regarding filling vacancies on our Board of Directors and newly created directorships;

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the provisions eliminating monetary damages for breaches of fiduciary duty by a director; and

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the amendment provision requiring that the above provisions be amended only with a 66 2∕3% supermajority vote.

The combination of the lack of cumulative voting and the supermajority voting requirements will make it more difficult for our existing stockholders to replace our Board of Directors as well as for another party to obtain control of us by replacing our Board of Directors. Because our Board of Directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management.
These provisions may have the effect of deterring hostile takeovers, delaying, or preventing changes in control of our management or our company, such as a merger, reorganization or tender offer. These provisions are intended to enhance the likelihood of continued stability in the composition of our Board of

Directors and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of us. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions are also intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts. Such provisions may also have the effect of preventing changes in management.
Dissenters’ Rights of Appraisal and Payment
Under the DGCL, with certain exceptions, our stockholders will have appraisal rights in connection with a merger or consolidation of us. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.
Stockholders’ Derivative Actions
Under the DGCL, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of our shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law.
Exclusive Forum
Our amended and restated certificate of incorporation provides, subject to limited exceptions, that unless we consent to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for any (i) derivative action or proceeding brought on behalf of our company, (ii) action asserting a claim of breach of a fiduciary duty owed by any director, officer, or other employee or stockholder of our company to the Company or our stockholders, creditors or other constituents, (iii) action asserting a claim against the Company or any director or officer of the Company arising pursuant to any provision of the DGCL or our amended and restated certificate of incorporation or our amended and restated bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, or (iv) action asserting a claim against the Company or any director or officer of the Company governed by the internal affairs doctrine, in each such case subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. Our amended and restated certificate of incorporation further provides that, to the fullest extent permitted by law, the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the United States federal securities laws. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of our company shall be deemed to have notice of and consented to the forum provisions in our amended and restated certificate of incorporation. However, the enforceability of similar forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be unenforceable.
Conflicts of Interest
Delaware law permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors or stockholders. Subject to the stockholders agreement and the second amended and restated limited partnership agreement of BrightView Parent L.P., which agreement preserves certain rights of certain of our stockholders, our amended and restated certificate of incorporation, to the maximum extent permitted from time to time by Delaware law, renounces any interest or expectancy that we have in, or right to be offered an opportunity to participate in, specified business opportunities that are from time to time presented to our officers, directors or stockholders or their respective affiliates, other than those officers, directors, stockholders or affiliates who are our or our subsidiaries’ employees. Our amended and restated certificate of incorporation provides that, to the fullest extent permitted by law, none of the Sponsor or any of its affiliates or any director who is not employed by us (including any non-employee director who serves as one of our officers in both his or her director and officer capacities) or his or her affiliates has any duty to refrain from (i) engaging in a corporate opportunity in the same or similar lines of business in which we or our affiliates now engage or propose to engage or (ii) otherwise competing with us or our affiliates. In addition, to the fullest extent permitted by law, in the event that the Sponsor or any of its affiliates or any non-employee director acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity for itself or himself or its or his affiliates or for us or our affiliates, such person will have no duty to communicate or offer such transaction or business opportunity to us or any of our affiliates and they may take any such opportunity for themselves or offer it to another person or entity. Our amended and restated certificate of incorporation does not renounce our interest in any business opportunity that is expressly offered to a non-employee director solely in his or her capacity as a director or officer of the Company. To the fullest extent permitted by law, no business opportunity will be deemed to be a potential corporate opportunity for us unless we would be permitted to undertake the opportunity under our amended and restated certificate of incorporation, we have sufficient financial resources to undertake the opportunity and the opportunity would be in line with our business.
Limitations on Liability and Indemnification of Officers and Directors
The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. Our amended and restated certificate of incorporation includes a provision that eliminates the personal liability of directors for monetary damages for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. The effect of these provisions is to eliminate the rights of us and our stockholders, through stockholders’ derivative suits on our behalf, to recover monetary damages from a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. However, exculpation does not apply to any director if the director has acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper benefit from his or her actions as a director.
Our amended and restated bylaws provide that we must generally indemnify, and advance expenses to, our directors and officers to the fullest extent authorized by the DGCL. We also are expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for our directors, officers and certain employees for some liabilities. We have entered into indemnification agreements with our directors and certain officers, which agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We believe that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and executive officers.
The limitation of liability, indemnification and advancement provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.
Listing
Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “BV.”

DESCRIPTION OF DEPOSITARY SHARES
We may offer fractional interests in shares of preferred stock, rather than shares of preferred stock, with those rights and subject to the terms and conditions that we may specify in a prospectus supplement or a free writing prospectus. If we do so, we will provide for a depositary (either a bank or trust company depositary that has its principal office in the United States) to issue receipts for depositary shares, which will represent a fractional interest in a share of preferred stock. The shares of preferred stock underlying the depositary shares will be deposited under a deposit agreement between us and the depositary. The prospectus supplement or a free writing prospectus will include the name and address of the depositary and will include a discussion of material U.S. federal income tax considerations applicable to the preferred stock and depositary shares, as applicable.

DESCRIPTION OF DEBT SECURITIES
The following description summarizes the general terms that will apply to any debt securities that may be offered pursuant to this prospectus and an applicable prospectus supplement. The specific terms of any offered debt securities, and the extent to which the general terms described in this section apply to these debt securities, will be described in the applicable prospectus supplement at the time of the offering. Any prospectus supplement, which we will file with the SEC, may or may not modify the general terms found in this prospectus. For a complete description of any series of debt securities, you should read both this prospectus and the prospectus supplement that applies to that series of debt securities. Additionally, please refer to the senior indenture we will enter into with the trustee named in the senior indenture, relating to issuance of the senior debt securities, or “senior indenture,” and the subordinated indenture we will enter into with the trustee named in the subordinated indenture, relating to issuance of the subordinated debt securities, or “subordinated indenture.” A form of the senior indenture and the subordinated indenture are filed as exhibits to the registration statement, which includes this prospectus.
As used in this prospectus, the term “indentures” refers to both the senior indenture and the subordinated indenture. The indentures have or will be qualified under and governed by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). As used in this prospectus, the term “trustee” refers to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.
The following are summaries of material provisions included or anticipated to be included, as applicable, in the senior indenture and the subordinated indenture or in supplements thereto. As summaries, they do not purport to be complete or restate the indentures in their entirety and are subject to, and qualified in their entirety by reference to, all provisions of the indentures and the debt securities. We urge you to read the indentures, including any related supplemental indentures, applicable to a particular series of debt securities because they, and not this description, define your rights as the holders of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are substantially identical.
The forms of indenture have been filed as exhibits to the registration statement of which this prospectus forms a part. A form of each debt security, reflecting the specific terms and provisions of that series of debt securities, will be filed with the SEC in connection with each offering of debt securities and will be incorporated by reference in the registration statement of which this prospectus forms a part.
As used in this prospectus, “debt securities” means the debentures, notes, bonds and other evidences of indebtedness offered pursuant to this prospectus and an applicable prospectus supplement and authenticated by the relevant trustee and delivered under the relevant indenture.
General
We may offer the debt securities from time to time in as many distinct series as we may determine. The indentures do not limit the amount of debt securities that we may issue under that indenture. We may, without the consent of the holders of the debt securities of any series, issue additional debt securities ranking equally with, and otherwise similar in all respects to, the debt securities of the series (except for the public offering price, the issue date, the issue price, the date from which interest will accrue and, if applicable, the date on which interest will first be paid) so that those additional debt securities will be consolidated and form a single series with the debt securities of the series previously offered and sold.
The debt securities of each series will be issued in fully registered form without interest coupons. We currently anticipate that the debt securities of each series offered and sold pursuant to this prospectus will be issued as global debt securities as described under “— Book-Entry; Delivery and Form; Global Securities” and will trade in book-entry form only.
Debt securities denominated in U.S. dollars will be issued in denominations of $2,000 and any integral multiple of $1,000 in excess thereof, unless otherwise specified in the applicable prospectus supplement. If the debt securities of a series are denominated in a foreign or composite currency, the applicable prospectus supplement will specify the denomination or denominations in which those debt securities will be issued.

Unless otherwise specified in the applicable prospectus supplement, we will repay the debt securities of each series at 100% of their principal amount, together with accrued and unpaid interest thereon at maturity, except if those debt securities have been previously redeemed or purchased and cancelled.
Unless otherwise specified in the applicable prospectus supplement, the debt securities of each series will not be listed on any securities exchange. The applicable prospectus supplement will include a discussion of material U.S. federal income tax considerations applicable to the debt securities.
U.S. federal income tax consequences applicable to any debt securities sold at an original issue discount will be described in the applicable prospectus supplement. In addition, U.S. federal income tax or other consequences applicable to any debt securities that are denominated in a currency or currency unit other than U.S. dollars may be described in the applicable prospectus supplement.
The senior debt securities will be unsecured and will be senior in priority of payment to certain of our other subordinated indebtedness to the extent described in an applicable prospectus supplement. The subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in an applicable prospectus supplement. Neither the senior indenture nor the subordinated indenture limits the amount of senior or subordinated debt securities, respectively, which we may issue, nor does either indenture limit us from issuing any other secured or unsecured debt.
Provisions of Indentures
The indentures provide that debt securities may be issued thereunder from time to time in one or more series. For each series of debt securities, this prospectus and the applicable prospectus supplement will describe the following terms and conditions of that series of debt securities:
•
the title of the series;

•
the maximum aggregate principal amount, if any, established for debt securities of the series;

•
the person to whom any interest on a debt security of the series will be payable, if other than the person in whose name that debt security (or one or more predecessor debt securities) is registered at the close of business on the regular record date for such interest;

•
the date or dates on which the principal of any debt securities of the series will be payable or the method used to determine or extend those dates;

•
the rate or rates at which any debt securities of the series will bear interest, if any, the date or dates from which any such interest will accrue, the interest payment dates on which any such interest will be payable and the regular record date for any such interest payable on any interest payment date;

•
the place or places where the principal of and premium, if any, and interest on any debt securities of the series will be payable and the manner in which any payment may be made;

•
the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part, at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities will be evidenced;

•
our obligation or right, if any, to redeem or purchase any debt securities of the series pursuant to any sinking fund or at the option of the holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series will be redeemed or purchased, in whole or in part, pursuant to such obligation;

•
if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof, the denominations in which any debt securities of the series will be issuable;

•
if the amount of principal of or premium, if any, or interest on any debt securities of the series may be determined with reference to a financial or economic measure or index or pursuant to a formula, the manner in which such amounts will be determined;

•
if other than U.S. dollars, the currency, currencies or currency units in which the principal of or premium, if any, or interest on any debt securities of the series will be payable and the manner of determining the equivalent thereof in U.S. dollars for any purpose;

•
if the principal of or premium, if any, or interest on any debt securities of the series is to be payable, at our election or the election of the holder thereof, in one or more currencies or currency units other than that or those in which such debt securities are stated to be payable, the currency, currencies or currency units in which the principal of or premium, if any, or interest on such debt securities as to which such election is made will be payable, the periods within which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount will be determined);

•
if other than the entire principal amount thereof, the portion of the principal amount of any debt securities of the series which will be payable upon declaration of acceleration of the maturity thereof pursuant to the relevant indenture;

•
if the principal amount payable at the stated maturity of any debt securities of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which will be deemed to be the principal amount of such debt securities as of any such date for any purpose thereunder or hereunder, including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount will be determined);

•
if other than by a board resolution, the manner in which any election by us to defease any debt securities of the series pursuant to the relevant indenture will be evidenced; whether any debt securities of the series other than debt securities denominated in U.S. dollars and bearing interest at a fixed rate are to be subject to the defeasance provisions of the relevant indenture; or, in the case of debt securities denominated in U.S. dollars and bearing interest at a fixed rate, if applicable, that the debt securities of the series, in whole or any specified part, will not be defeasible pursuant to the relevant indenture;

•
if applicable, that any debt securities of the series will be issuable in whole or in part in the form of one or more global securities and, in such case, the respective depositaries for such global securities and the form of any legend or legends which will be borne by any such global securities, and any circumstances in which any such global security may be exchanged in whole or in part for debt securities registered, and any transfer of such global security in whole or in part may be registered, in the name or names of persons other than the depositary for such global security or a nominee thereof and any other provisions governing exchanges or transfers of such global security;

•
any addition to, deletion from or change in the events of default applicable to any debt securities of the series and any change in the right of the trustee or the requisite holders of such debt securities to declare the principal amount thereof due and payable;

•
any addition to, deletion from or change in the covenants applicable to debt securities of the series;

•
if the debt securities of the series are to be convertible into or exchangeable for cash and/or any securities or other property of any person (including us), the terms and conditions upon which such debt securities will be so convertible or exchangeable;

•
whether the debt securities of the series will be secured by any collateral and, if so, the terms and conditions upon which such debt securities will be secured and, if applicable, upon which such liens may be subordinated to other liens securing other indebtedness of us;

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if a trustee other than the trustee named in the relevant indenture is to act as trustee for the securities of a series, the name and corporate trust office of such trustee; and

•
any other terms of the debt securities of the series (which terms will not be inconsistent with the provisions of the relevant indenture, except as permitted thereunder).

Interest
In the applicable prospectus supplement, we will designate the debt securities of a series as being either debt securities bearing interest at a fixed rate of interest or debt securities bearing interest at a floating rate of interest.
Each debt security will begin to accrue interest from the date on which it is originally issued. Interest on each such debt security will be payable in arrears on the interest payment dates set forth in the applicable prospectus supplement and as otherwise described below and at maturity or, if earlier, the redemption date described below. Interest will be payable to the holder of record of the debt securities at the close of business on the record date for each interest payment date, which record dates will be specified in such prospectus supplement.
As used in the indentures, the term “business day” means, with respect to debt securities of a series, any day, other than a Saturday or Sunday, that is not a day on which banking institutions or trust companies are authorized or obligated by law, regulation or executive order to close in the place where the principal of and premium, if any, and interest on the debt securities are payable.
Unless otherwise indicated in the applicable prospectus supplement:
•
For fixed rate debt securities, if the maturity date, the redemption date or an interest payment date is not a business day, we will pay principal, premium, if any, the redemption price, if any, and interest on the next succeeding business day, and no interest will accrue from and after the relevant maturity date, redemption date or interest payment date to the date of that payment. Interest on the fixed rate debt securities will be computed on the basis of a 360-day year of twelve 30-day months.

•
For floating rate debt securities, if any interest payment date for the debt securities of a series bearing interest at a floating rate (other than the maturity date or the redemption date, if any) would otherwise be a day that is not a business day, then the interest payment date will be postponed to the following date which is a business day, unless that business day falls in the next succeeding calendar month, in which case the interest payment date will be the immediately preceding business day; if the maturity date or the redemption date, if any, is not a business day, we will pay principal, premium, if any, the redemption price, if any, and interest on the next succeeding business day, and no interest will accrue from and after the maturity date or the redemption date, if any, to the date of that payment. Interest on the floating rate debt securities will be computed on the basis of the actual number of days elapsed during the relevant interest period and a 360-day year.

Optional Redemption
If specified in the applicable prospectus supplement, we may elect to redeem all or part of the outstanding debt securities of a series from time to time before the maturity date of the debt securities of that series. Upon such election, we will notify the trustee of the redemption date and the principal amount of debt securities of the series to be redeemed. If less than all the debt securities of the series are to be redeemed, the particular debt securities of that series to be redeemed will be selected by the trustee by such method as the trustee deems fair and appropriate, including by lot or pro rata. The applicable prospectus supplement will specify the redemption price for the debt securities to be redeemed (or the method of calculating such price), in each case in accordance with the terms and conditions of those debt securities.
Notice of redemption will be given to each holder of the debt securities to be redeemed not less than 15 nor more than 60 days prior to the date set for such redemption. This notice will include the following information: the redemption date; the redemption price (or the method of calculating such price); if less than all of the outstanding debt securities of such series are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the particular debt securities to be redeemed; that on the date of redemption, the redemption price will become due and payable upon each debt security to be redeemed and, if applicable, that interest thereon will cease to accrue on and after the redemption date; the place or places where such debt securities are to be surrendered for payment of the redemption price; for any debt securities that by their terms may be converted, the terms of conversion, the date on which the right to convert will terminate and the place or places where such debt securities may be surrendered for conversion; that the redemption is for a sinking fund, if such is the case; and the CUSIP, ISN or any similar number of the debt securities to be redeemed.
By no later than 10:00 a.m. (New York City time) on the business day prior to any redemption date, we will deposit or cause to be deposited with the trustee or with a paying agent (or, if we are acting as paying agent with respect to the debt securities being redeemed, we will segregate and hold in trust as provided in the indenture) an amount of money sufficient to pay the aggregate redemption price of, and (except if the redemption date shall be an interest payment date or the debt securities of such series provide otherwise) accrued interest on, all of the debt securities or the part thereof to be redeemed on that date. On the redemption date, the redemption price will become due and payable upon all of the debt securities to be redeemed, and interest, if any, on the debt securities to be redeemed will cease to accrue from and after that date. Upon surrender of any such debt securities for redemption, we will pay those debt securities surrendered at the redemption price together, if applicable, with accrued interest to the redemption date.
Any debt securities to be redeemed only in part must be surrendered at the office or agency established by us for such purpose, and we will execute, and the trustee will authenticate and deliver to a holder without service charge, new debt securities of the same series and of like tenor, of any authorized denominations as requested by that holder, in a principal amount equal to and in exchange for the unredeemed portion of the debt securities that holder surrenders.
Payment and Transfer or Exchange
Principal of and premium, if any, and interest on the debt securities of each series will be payable, and the debt securities may be exchanged or transferred, at the office or agency maintained by us for such purpose. Payment of principal of and premium, if any, and interest on a global security registered in the name of or held by The Depository Trust Company (“DTC”) or its nominee will be made in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global security. If any of the debt securities is no longer represented by a global security, payment of interest on certificated debt securities in definitive form may, at our option, be made by check mailed directly to holders at their registered addresses. See “— Book-Entry; Delivery and Form; Global Securities.”
A holder may transfer or exchange any certificated debt securities in definitive form at the same location given in the preceding paragraph. No service charge will be made for any registration of transfer or exchange of debt securities, but we or the trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
If the debt securities of any series (or of any series and specified tenor) are to be redeemed in part, we are not required to (i) issue, register the transfer of or exchange any debt security selected for redemption (or of such series and specific tenor, as the case may be) for a period of 15 days before mailing of a notice of redemption of the debt security to be redeemed or (ii) register the transfer of or exchange any debt security selected for redemption in whole or in part, except the unredeemed portion of any debt securities being redeemed in part.
The registered holder of a debt security will be treated as the owner of it for all purposes.
Subject to any applicable abandoned property law, all amounts of principal of and premium, if any, or interest on the debt securities paid by us that remain unclaimed two years after such payment was due and payable will be repaid to us, and the holders of such debt securities will thereafter look solely to us for payment.
Covenants
The indentures set forth limited covenants, including the covenant described below, that will apply to each series of debt securities issued under the indentures, unless otherwise specified in the applicable prospectus supplement. However, these covenants do not, among other things:
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limit the amount of indebtedness or lease obligations that may be incurred by us and our subsidiaries;

•
limit our ability or that of our subsidiaries to issue, assume or guarantee debt secured by liens; or

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restrict us from paying dividends or making distributions on our capital stock or purchasing or redeeming our capital stock.

Consolidation, Merger and Sale of Assets
The indentures provides that we may not be a party to a Substantially All Merger or participate in a Substantially All Sale, unless:
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we are the surviving person, or the person formed by or surviving such Substantially All Merger or to which such Substantially All Sale has been made (the “Successor Person”) is organized under the laws of the Permitted Jurisdictions and has assumed by supplemental indenture all of our obligations under the indentures;

•
immediately after giving effect to such transaction, no default or event of default under the indentures has occurred and is continuing; and

•
we deliver to the trustee an officers’ certificate or an opinion of counsel, each stating that such transaction and any supplemental indenture relating thereto comply with the indentures and that all conditions precedent provided for in the indentures relating to such transaction have been complied with.

Upon the consummation of such transaction, the Successor Person will be substituted for us in the indentures, with the same effect as if it had been an original party to the indentures. As a result, the Successor Person may exercise our rights and powers under the indentures, and we will be released from all of our liabilities and obligations under the indentures and under the debt securities.
Any substitution of the Successor Person for us might be deemed for federal income tax purposes to be an exchange of the debt securities for “new” debt securities, resulting in recognition of gain or loss for such purposes and possibly certain other adverse tax consequences to beneficial owners of the debt securities. Holders should consult their own tax advisors regarding the tax consequences of any such substitution.
For purposes of this covenant:
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a “person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity including government or political subdivision or an agency or instrumentality thereof;

•
a “Substantially All Merger” means our merger or consolidation with or into another person that would, in one or a series of related transactions, result in the transfer or other disposition, directly or indirectly, of all or substantially all of our combined assets taken as a whole to any other person;

•
a “Substantially All Sale” means a sale, assignment, transfer, lease or conveyance to any other person, in one or a series of related transactions, directly or indirectly, of all or substantially all of our combined assets taken as a whole to any other person; and

•
“Permitted Jurisdictions” means the laws of the United States of America or any state thereof.

No Gross Up
Unless otherwise provided in an applicable supplemental indenture, we and the trustee will be entitled to make any withholding or deduction for, or on account of, any other present or future taxes, duties, assessments or governmental charges, and we shall not be obligated to pay any additional amounts with respect to our debt securities as a result of any such withholding or deduction.
Events of Default
Each of the following events are defined in the indentures as an “event of default” (whatever the reason for such event of default and whether or not it will be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) with respect to the debt securities of any series:

(1)
default in the payment of any installment of interest on any debt securities of that series, and such default continues for a period of 30 days after the payment becomes due and payable;

(2)
default in the payment of principal of or premium, if any, on any debt securities of that series when it becomes due and payable, regardless of whether the payment became due and payable at its stated maturity, upon redemption, upon declaration of acceleration or otherwise;

(3)
default in the deposit of any sinking fund payment, when and as due by the terms of any debt securities of that series;

(4)
default in the performance, or breach, of any covenant or agreement of ours in the indenture with respect to the debt securities of that series (other than as referred to in clause (1), (2) or (3) above), which continues for a period of 90 days after written notice to us by the trustee or to us and the trustee by the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series;

(5)
we pursuant to or within the meaning of the Bankruptcy Law (as defined below):

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commence a voluntary case or proceeding;

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consent to the entry of an order for relief against us in an involuntary case or proceeding;

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consent to the appointment of a Custodian of us or for all or substantially all of our property;

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make a general assignment for the benefit of our creditors;

•
file a petition in bankruptcy or answer or consent seeking reorganization or relief;

•
consent to the filing of such petition or the appointment of or taking possession by a Custodian; or

•
take any comparable action under any foreign laws relating to insolvency;

(6)
a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

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is for relief against us in an involuntary case, or adjudicates us insolvent or bankrupt;

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appoints a Custodian of us or for all or substantially all of our property; or

•
orders the winding-up or liquidation of us (or any similar relief is granted under any foreign laws);

and the order or decree remains unstayed and in effect for 90 days; or
(7)
any other event of default provided with respect to debt securities of that series occurs.

“Bankruptcy Law” means Title 11, United States Code or any similar federal or state or foreign law for the relief of debtors.
“Custodian” means any custodian, receiver, trustee, assignee, liquidator or other similar official under any Bankruptcy Law.
If an event of default with respect to debt securities of any series (other than an event of default specified in clause (5) or (6) above with respect to us) occurs and is continuing, the trustee by notice to us, or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us and the trustee, may declare the principal and accrued and unpaid interest on all the debt securities of that series to be due and payable. Upon such a declaration, such principal and accrued and unpaid interest will be due and payable immediately; provided, however, that the payment of principal, premium, if any, and accrued interest, if any, on debt securities issued under the subordinated indenture shall remain subordinated to the extent provided in the subordinated indenture. If an event of default specified in clause (5) or (6) above with respect to us occurs and is continuing, the principal and accrued and unpaid interest on the debt securities of that series will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders.

The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may rescind a declaration of acceleration and its consequences, if we have deposited certain sums with the trustee and all events of default with respect to the debt securities of that series, other than the nonpayment of the principal which have become due solely by such acceleration, have been cured or waived, as provided in the relevant indenture.
An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the same indenture.
We are required to furnish the trustee annually a statement by certain of our officers to the effect that, to the best of their knowledge, we are not in default in the performance and observance of any of the terms, provisions and conditions under the indentures or, if there has been a default, specifying each such default and the nature and status thereof which such officers may have knowledge.
No holder of any debt securities of any series will have any right to institute any judicial or other proceeding with respect to the indentures, or for the appointment of a receiver, assignee, trustee, liquidator or sequestrator (or similar official), or for any other remedy unless:
(1)
an event of default has occurred and is continuing and such holder has given the trustee prior written notice of such continuing event of default, specifying an event of default with respect to the debt securities of that series;

(2)
the holders of not less than 25% of the aggregate principal amount of the outstanding debt securities of that series have requested the trustee to institute proceedings in respect of such event of default;

(3)
the trustee has been offered indemnity reasonably satisfactory to it against its costs, expenses and liabilities in complying with such request;

(4)
the trustee has failed to institute proceedings 60 days after the receipt of such notice, request and offer of indemnity; and

(5)
no direction inconsistent with such written request has been given for 60 days by the holders of a majority in aggregate principal amount of the outstanding debt securities of that series.

The holders of a majority in aggregate principal amount of outstanding debt securities of a series will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, and to waive certain defaults. The indentures provide that if an event of default occurs and is continuing, the trustee will exercise such of its rights and powers under the indentures, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indentures at the request of any of the holders of the debt securities of a series unless they will have offered to the trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.
Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of and premium, if any, and interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.
Modification and Waivers
Modification and amendments of the indentures and the debt securities of any series may be made by us and the trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of that series affected thereby; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security of that series affected thereby:
•
change the stated maturity of the principal of, or installment of interest on, any debt security;

•
reduce the principal amount of any debt security or reduce the amount of the principal of any debt security which would be due and payable upon a declaration of acceleration of the maturity thereof or reduce the rate of or extend the time of payment of interest on any debt security;

•
reduce any premium payable on the redemption of any debt security or change the date on which any debt security may or must be redeemed;

•
change the coin or currency in which the principal of, premium, if any, or interest on any debt security is payable;

•
impair the right of any holder to institute suit for the enforcement of any payment on or after the stated maturity of any debt security (or, in the case of redemption or repayment, on or after the redemption date or repayment date, as applicable);

•
reduce the percentage in principal amount of the outstanding debt securities, the consent of whose holders is required in order to take certain actions;

•
modify any provisions in the indentures regarding (i) the modifications and amendments requiring the consent of the holders of each affected debt security and (ii) the waiver of past defaults by the holders of debt securities and (iii) the waiver of certain covenants by the holders of debt securities, except to increase any percentage vote required or to provide that certain other provisions of the indentures cannot be modified or waived without the consent of the holder of each debt security affected thereby;

•
make any change that adversely affects the right to convert or exchange any debt security or decreases the conversion or exchange rate or increases the conversion price of any convertible or exchangeable debt security, unless such decrease or increase is permitted by the terms of the debt securities;

•
subordinate the debt security of any series to any of our other obligation;

•
in the case of the subordinated indenture, modify the subordination provisions in a manner adverse to the holders of the subordinated debt securities; or

•
modify any of the above provisions.

We and the trustee may, without the consent of any holders, modify or amend the terms of the indentures and the debt securities of any series with respect to the following:
•
to add to our covenants for the benefit of holders of the debt securities of all or any series or to surrender any right or power conferred upon us;

•
to evidence the succession of another person to, and the assumption by the Successor Person of our covenants, agreements and obligations under, the indentures pursuant to the covenant described under “— Covenants — Consolidation, Merger and Sale of Assets”;

•
to add any additional events of default for the benefit of holders of the debt securities of all or any series;

•
to secure the debt securities;

•
to add or appoint a successor or separate trustee or other agent;

•
to provide for the issuance of additional debt securities of any series;

•
to establish the form or terms of debt securities of any series as permitted by the indentures;

•
to comply with the rules of any applicable securities depository;

•
to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•
to add to, change or eliminate any of the provisions of the indentures in respect of one or more series of debt securities; provided that any such addition, change or elimination (a) shall neither (1) apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (2) modify the rights of the holder of any such debt security with respect to such provision or (b) shall become effective only when there is no debt security described in clause (1) outstanding;

•
to cure any ambiguity, to correct or supplement any provision of the indentures;

•
to change any other provision contained in the debt securities of any series or under the indentures; provided that the change does not adversely affect the interests of the holders of debt securities of any series in any material respect; or

•
to conform any provision of the indentures or the debt securities of any series to the description of such debt securities contained in the Company’s prospectus, prospectus supplement, offering memorandum or similar document with respect to the offering of the debt securities of such series.

The holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, waive compliance by us with certain restrictive provisions of the relevant indenture. The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of a series may, on behalf of the holders of all debt securities of that series, waive any past default and its consequences under the relevant indenture with respect to the debt securities of that series, except a default (1) in the payment of principal or premium, if any, or interest on debt securities of that series or (2) in respect of a covenant or provision of the relevant indenture that cannot be modified or amended without the consent of the holder of each debt security of that series. Upon any such waiver, such default will cease to exist, and any event of default arising therefrom will be deemed to have been cured, for every purpose of the relevant indenture; however, no such waiver will extend to any subsequent or other default or impair any rights consequent thereon.
Discharge, Defeasance and Covenant Defeasance
We may discharge or defease our obligations under the indentures as set forth below, unless otherwise indicated in the applicable prospectus supplement.
We may discharge certain obligations to holders of the debt securities of a series that have not already been delivered to the trustee for cancellation and which have either become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by (i) depositing with the trustee, in trust, money in an amount sufficient to pay and discharge the entire indebtedness on such debt securities not previously delivered to the trustee for cancellation, for principal and premium, if any, and interest to the date of such deposit (in the case of debt securities which have become due and payable) or to the stated maturity or redemption date, as the case may be, (ii) paying all other sums payable under the applicable indenture and (iii) delivering to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent in the applicable indenture relating to the discharge as to that series have been complied with.
The indentures provide that we may elect either (i) to defease and be discharged from any and all obligations with respect to the debt securities of a series (except for, among other things, obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency with respect to the debt securities and to hold moneys for payment in trust) (“legal defeasance”) or (ii) to be released from our obligations to comply with the restrictive covenants under the indentures, and any omission to comply with such obligations will not constitute a default or an event of default with respect to the debt securities of a series and clauses (4) and (7) under “— Events of Default” will no longer be applied (“covenant defeasance”). Legal defeasance or covenant defeasance, as the case may be, will be conditioned upon, among other things, the irrevocable deposit by us with the trustee, in trust, of (x) money in an amount, (y) U.S. government obligations which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount, or (z) a combination thereof, in each case sufficient to pay and discharge the principal or premium, if any, and interest on the debt securities.
As a condition to legal defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize gain or loss for federal income tax purposes as a result of the deposit and such legal defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and legal defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance under clause (i) above, must be based upon a ruling of the

Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the relevant indenture. In addition, in the case of either legal defeasance or covenant defeasance, we shall have delivered to the trustee (i) an officers’ certificate to the effect that the neither such debt securities nor any other debt securities of the same series will be delisted as a result of such deposit and (ii) an officers’ certificate and an opinion of counsel, each stating that all conditions precedent with respect to such legal defeasance or covenant defeasance have been complied with.
We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option.
Book-Entry; Delivery and Form; Global Securities
Unless otherwise specified in the applicable prospectus supplement, the debt securities of each series will be issued in the form of one or more global debt securities, in definitive, fully registered form without interest coupons, each of which we refer to as a “global security.” Each such global security will be deposited with the trustee as custodian for DTC and registered in the name of a nominee of DTC in New York, New York for the accounts of participants in DTC.
Investors may hold their interests in a global security directly through DTC if they are DTC participants, or indirectly through organizations that are DTC participants. The indentures provide that the global securities may be exchanged in whole or in part for debt securities registered, and no transfer of a global security in whole or in part may be registered, in the name of any person other than DTC or its nominee unless:
(1)
DTC notifies us that it is unwilling or unable or no longer permitted under applicable law to continue as depository for such global security and a successor depository is not appointed within 90 days;

(2)
an event of default with respect to such global security has occurred and be continuing;

(3)
we deliver to the trustee an order to such effect; or

(4)
there shall exist such circumstances, if any, in addition to or in lieu of the foregoing as have been specified for this purpose in the indentures.

The information in this section of this prospectus concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information.
Governing Law
The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.
Regarding the Trustee
The trustee under the indentures will be named in the applicable prospectus supplement.
The trustee under the indentures will be permitted to engage in transactions, including commercial banking and other transactions, with us and our subsidiaries from time to time; provided that if the trustee acquires any conflicting interest it must eliminate such conflict upon the occurrence of an event of default, or else resign.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase debt or equity securities. Each warrant will entitle the holder to purchase for cash the amount of debt or equity securities at the exercise price stated or determinable in a prospectus supplement or a free writing prospectus for the warrants. We may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. We will issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as described in a related prospectus supplement or a free writing prospectus. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.
The prospectus supplement or a free writing prospectus relating to any warrants that we may offer will contain the specific terms of the warrants. These terms will include some or all of the following:
•
the title of the warrants;

•
the price or prices at which the warrants will be issued;

•
the designation, amount and terms of the securities for which the warrants are exercisable;

•
the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

•
the aggregate number of warrants;

•
any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•
the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

•
the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable, if applicable;

•
if applicable, a discussion of material U.S. federal income tax considerations;

•
the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•
the maximum or minimum number of warrants that may be exercised at any time;

•
information with respect to book-entry procedures, if any; and

•
any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS
We may issue subscription rights to purchase our equity or debt securities. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.
The applicable prospectus supplement or a free writing prospectus will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:
•
the price, if any, for the subscription rights;

•
the exercise price payable for our equity or debt securities upon the exercise of the subscription rights;

•
the number of subscription rights issued to each stockholder;

•
the amount of our equity or debt securities that may be purchased per each subscription right;

•
the extent to which the subscription rights are transferable;

•
any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•
the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•
the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

•
if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement or a free writing prospectus of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate or subscription rights agreement, which will be filed with the SEC if we offer subscription rights.

DESCRIPTION OF PURCHASE CONTRACTS
We may issue purchase contracts, including contracts obligating holders to purchase from us and us to sell to the holders, a specified principal amount of debt securities or a specified number of shares of common stock, preferred stock or depositary shares at a future date or dates, as specified in a related prospectus supplement or a free writing prospectus. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specified principal amount of debt securities or a specified or varying number of shares of common stock, preferred stock or depositary shares. The consideration for the debt securities, common stock, preferred stock or depositary shares and the principal amount of debt securities or number of shares of each may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. The purchase contracts may provide for settlement by delivery by us or on our behalf of the underlying security, or they may provide for settlement by reference or linkage to the value, performance or trading price of the underlying security. The purchase contracts may be issued separately or as part of units, often known as purchase units, consisting of a purchase contract and other securities or obligations issued by us or third parties, including U.S. Treasury securities, which may secure the holders’ obligations to purchase or sell, as the case may be, debt securities, shares of common stock, shares of preferred stock or depositary shares under the purchase contracts. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts or units or vice versa, and these payments may be unsecured or prefunded on some basis and may be paid on a current or on a deferred basis. The purchase contracts may require holders to secure their obligations thereunder in a specified manner and may provide for the prepayment of all or part of the consideration payable by holders in connection with the purchase of the underlying security pursuant to the purchase contracts.
The securities related to the purchase contracts may be pledged to a collateral agent for our benefit pursuant to a pledge agreement to secure the obligations of holders of purchase contracts to purchase the underlying security under the related purchase contracts. The rights of holders of purchase contracts to the related pledged securities will be subject to our security interest therein created by the pledge agreement. No holder of purchase contracts will be permitted to withdraw the pledged securities related to such purchase contracts from the pledge arrangement.
The prospectus supplement or a free writing prospectus will describe the terms of the purchase contracts and purchase units, including, if applicable, collateral or depositary arrangements.

DESCRIPTION OF UNITS
We may issue units consisting of one or more shares of common stock, shares of preferred stock, depositary shares, debt securities, warrants, subscription rights, purchase contracts or any combination of such securities (but not securities of third parties), as specified in a related prospectus supplement or a free writing prospectus.

PLAN OF DISTRIBUTION
General
We and/or the selling securityholders (including the selling stockholders described under “Selling Stockholders” above), and their pledgees, donees, transferees or other successors in interest, may sell the securities being offered by this prospectus in one or more of the following ways from time to time:
•
to or through underwriters or dealers;

•
through agents;

•
in “at the market offerings” to or through a market maker or into an existing trading market, or a securities exchange or otherwise;

•
on the NYSE;

•
in the over-the-counter market;

•
directly to purchasers; or

•
through a combination of any of these methods of sale or by any other legally available means.

A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, subscriptions, exchangeable securities, forward delivery contracts and the writing of options. In addition, the manner in which we and/or the selling securityholders may sell some or all of the securities covered by this prospectus includes, without limitation, through:
•
a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•
purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•
ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•
privately negotiated transactions.

We may also enter into derivative, hedging, forward sale, option or other types of transactions. For example, we may:
•
enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of, or maintain short positions in, the capital stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of capital stock received from us to close out or hedge its short positions;

•
sell securities short and redeliver such shares to close out or hedge our short positions;

•
enter into option or other types of transactions that require us to deliver capital stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the capital stock under this prospectus; or

•
loan or pledge the capital stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

In addition, we may enter into derivative, hedging, forward sale, option or other types of transactions with third parties, or sell securities not covered by this prospectus to third parties, through a stock exchange, including block trades or ordinary broker’s transactions, or through broker-dealers acting either as principal or agent, or through an underwritten public offering, through privately negotiated transactions or through a combination of any such methods of sale. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out or hedge any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.
If indicated in an applicable prospectus supplement, we may sell shares of our capital stock under a direct stock purchase and dividend reinvestment plan. The terms of any such plan will be set forth in the applicable prospectus supplement.
A prospectus supplement will state the terms of the offering of any securities, including:
•
the terms of the offering;

•
the name or names of any selling stockholders and their pledgees, donees, transferees or other successors in interest, if any;

•
the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them, if any;

•
the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;

•
any delayed delivery arrangements;

•
the terms of any subscription rights;

•
any initial public offering price;

•
any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•
any discounts or concessions allowed or reallowed or paid to dealers; and

•
any securities exchange on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us and/or the selling securityholders or the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:
•
at a fixed price or prices, which may be changed;

•
at market prices prevailing at the time of sale, including in “at the market offerings”;

•
at prices related to the prevailing market prices; or

•
at negotiated prices.

Selling Securityholders
The selling securityholders, and their pledgees, donees, transferees or other successors in interest, may offer our securities in one or more offerings, pursuant to one or more prospectus supplements, and any such prospectus supplement will set forth the terms of the relevant offering as described above. To the extent our securities offered by a selling securityholder pursuant to a prospectus supplement remain unsold, the selling securityholder may offer those securities on different terms pursuant to another prospectus supplement.
In addition to the foregoing, each of the selling securityholders may offer our securities at various times in one or more of the following transactions: through short sales, derivative and hedging transactions; by pledge to secure debts and other obligations; through offerings of securities exchangeable, convertible or exercisable for our securities; under forward purchase contracts with trusts, investment companies or other entities (which may, in turn, distribute their own securities); through distribution to its members, partners or shareholders; in exchange or over-the-counter market transactions; and/or in private transactions.
We will not receive any of the proceeds from the sale of securities by selling securityholders.
Underwriting Compensation
Any public offering price and any fees, discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us and/or the selling securityholders and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their fees, commissions or discounts in the applicable prospectus supplement or pricing supplement, as the case may be.
Underwriters and Agents
If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. We and/or the selling securityholders may offer the securities to the public either through an underwriting syndicate represented by one or more managing underwriters or through one or more underwriter(s). The underwriters in any particular offering will be identified in the applicable prospectus supplement or pricing supplement, as the case may be.
Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we and/or the selling securityholders will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.
We and/or the selling securityholders may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We and/or the selling securityholders may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us and/or the selling securityholders. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement or pricing supplement, as the case may be will identify any remarketing firm and will describe the terms of its agreement, if any, with us and/or the selling securityholders, and its compensation.
In connection with offerings made through underwriters or agents, we and/or the selling securityholders may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.
Dealers
We and/or the selling securityholders may sell the offered securities to dealers as principals. We and/or the selling securityholders may negotiate and pay dealers’ commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales.
Direct Sales
We and/or the selling securityholders may choose to sell the offered securities directly to multiple purchasers or a single purchaser. In this case, no underwriters or agents would be involved.
Subscription Offerings
Direct sales to investors or our stockholders may be accomplished through subscription offerings or through stockholder subscription rights distributed to stockholders. In connection with subscription offerings or the distribution of stockholder subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may sell any unsubscribed securities to third parties directly or through underwriters or agents. In addition, whether or not all of the underlying securities are subscribed for, we may concurrently offer additional securities to third parties directly or through underwriters or agents. If securities are to be sold through stockholder subscription rights, the stockholder subscription rights will be distributed as a dividend to the stockholders for which they will pay no separate consideration. The prospectus supplement with respect to the offer of securities under stockholder purchase rights will set forth the relevant terms of the stockholder subscription rights, including:
•
whether common stock, preferred stock, depositary shares or warrants for those securities will be offered under the stockholder subscription rights;

•
the number of those securities or warrants that will be offered under the stockholder subscription rights;

•
the period during which and the price at which the stockholder subscription rights will be exercisable;

•
the number of stockholder subscription rights then outstanding;

•
any provisions for changes to or adjustments in the exercise price of the stockholder subscription rights; and

•
any other material terms of the stockholder subscription rights.

Indemnification; Other Relationships
We and/or the selling securityholders may agree to indemnify underwriters, dealers, agents and remarketing firms against certain civil liabilities, including liabilities under the Securities Act and to make contribution to them in connection with those liabilities. Underwriters, dealers, agents and remarketing firms, and their affiliates, may engage in transactions with, or perform services for us, and our affiliates, in the ordinary course of business, including commercial banking transactions and services.
Market Making, Stabilization and Other Transactions
Each series of securities will be a new issue of securities and will have no established trading market, other than our common stock, which is listed on the NYSE. Any shares of our common stock sold pursuant to a prospectus supplement will be listed on the NYSE, subject to official notice of issuance. Any underwriters to whom we and/or the selling securityholders sell securities for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than the common stock, may or may not be listed on a national securities exchange, and any such listing if pursued will be described in the applicable prospectus supplement.
To facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover the over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the debt securities by bidding for or purchasing debt securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon us by Simpson Thacher & Bartlett LLP, New York, New York.
EXPERTS
The financial statements of BrightView Holdings, Inc. incorporated by reference in this Prospectus, and the effectiveness of BrightView Holdings, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, filed as part of the registration statement, does not contain all of the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us and our securities, we refer you to the registration statement and to its exhibits and schedules.
We file annual, quarterly and current reports, proxy statements, and other information with the SEC pursuant to the Exchange Act. Our filings with the SEC, including the filings that are incorporated by reference to this prospectus, are available to the public on the SEC’s website at www.sec.gov. Those filings are also available to the public on, or accessible through, our website at www.brightview.com. The information contained on or accessible through our corporate website or any other website that we may maintain is not incorporated by reference herein and is not part of this prospectus or the registration statement of which this prospectus is a part. You may also inspect these reports and other information without charge at a website maintained by the SEC. The address of this site is http://www.sec.gov.
We intend to make available to our securityholders annual reports containing consolidated financial statements audited by an independent registered public accounting firm.
INCORPORATION BY REFERENCE
The rules of the SEC allow us to incorporate information into this prospectus by reference. This means that we are disclosing important information to you by referring to other documents. The information incorporated by reference is considered to be part of this prospectus, except for any information superseded by information contained directly in this prospectus. We incorporate by reference the documents listed below and all documents that we subsequently file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of securities by means of this prospectus, from their respective filing dates (other than any portions thereof, which under the Exchange Act, and applicable SEC rules, are not deemed “filed” under the Exchange Act):
•
our Annual Report on Form 10-K for the year ended September 30, 2021;

•
our Quarterly Reports on Form 10-Q for the quarters ended December 31, 2021 and March 31, 2022;

•
our Current Reports on Form 8-K filed on December 14, 2021, March 8, 2022, March 15, 2022, April 25, 2022, May 5, 2022 and May 11, 2022; and

•
the description of our capital stock contained in the Registration Statement on Form 8-A, filed on June 28, 2018.

If we have incorporated by reference any statement or information in this prospectus and we subsequently modify that statement or information with information contained in this prospectus, the statement or information previously incorporated in this prospectus is also modified or superseded in the same manner.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above which have been incorporated by reference in this prospectus. You should direct requests for those documents to BrightView Holdings, Inc., 980 Jolly Road, Blue Bell, Pennsylvania 19422, Attention: Jonathan M. Gottsegen, Esq.; Tel: (484) 567-7204.

17,500,000 Shares
BrightView Holdings, Inc.
Common Stock
Prospectus Supplement
                 , 2024
KKRCraig-HallumCJS Securities Morgan Stanley Loop Capital Markets